                                                                 Exhibit (10)(p)


                               CREDIT AGREEMENT

                           Dated as of June 29, 2001

                                     among

                             POTLATCH CORPORATION
                                  as Borrower

                     CERTAIN SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTY HERETO
                                 as Guarantors

                                  THE LENDERS
                        FROM TIME TO TIME PARTY HERETO

                                      and

                             BANK OF AMERICA, N.A.
                            as Administrative Agent

                                     with

                        BANC OF AMERICA SECURITIES LLC
                    as Lead Arranger and Sole Book Manager

                           WACHOVIA SECURITIES, INC.
                            as Joint Lead Arranger

                              WACHOVIA BANK, N.A.
                             as Syndication Agent

                                      and

                      NORTHWEST FARM CREDIT SERVICES, PCA
                            as Documentation Agent

                               TABLE OF CONTENTS
SECTION 1 DEFINITIONS......................................................................    1
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     1.1      Definitions..................................................................    1
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     1.2      Computation of Time Periods..................................................   27
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     1.3      Accounting Terms.............................................................   27
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SECTION 2 CREDIT FACILITIES................................................................   28
     2.1      Revolving Loans..............................................................   28
              ---------------
     2.2      Letter of Credit Subfacility.................................................   30
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     2.3      Term Loan....................................................................   36
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SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................................   38
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     3.1      Default Rate.................................................................   38
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     3.2      Extension and Conversion.....................................................   38
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     3.3      Prepayments..................................................................   39
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     3.4      Termination and Reduction of Revolving Committed Amount......................   41
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     3.5      Fees.........................................................................   42
              ----
     3.6      Capital Adequacy.............................................................   43
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     3.7      Limitation on Eurodollar Loans...............................................   44
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     3.8      Illegality...................................................................   44
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     3.9      Requirements of Law..........................................................   44
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     3.10     Treatment of Affected Loans..................................................   45
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     3.11     Taxes........................................................................   46
              -----
     3.12     Compensation.................................................................   47
              ------------
     3.13     Pro Rata Treatment...........................................................   48
              ------------------
     3.14     Sharing of Payments..........................................................   49
              -------------------
     3.15     Payments, Computations, Etc..................................................   50
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     3.16     Evidence of Debt.............................................................   52
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     3.17     Replacement of Affected Lenders..............................................   52
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SECTION 4 GUARANTY.........................................................................   53
          --------
     4.1      The Guaranty.................................................................   53
              ------------
     4.2      Obligations Unconditional....................................................   54
              -------------------------
     4.3      Reinstatement................................................................   55
              -------------
     4.4      Certain Additional Waivers...................................................   55
              --------------------------
     4.5      Remedies.....................................................................   55
              --------
     4.6      Rights of Contribution.......................................................   56
              ----------------------
     4.7      Guarantee of Payment; Continuing Guarantee...................................   57
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SECTION 5 CONDITIONS.......................................................................   57
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     5.1      Closing Conditions...........................................................   57
              ------------------
     5.2      Conditions to all Extensions of Credit.......................................   60
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SECTION 6 REPRESENTATIONS AND WARRANTIES...................................................   61
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     6.1      Financial Condition..........................................................   61
              -------------------
     6.2      No Material Change...........................................................   62
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     6.3      Organization and Good Standing...............................................   62
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     6.4      Power; Authorization; Enforceable Obligations................................   62
              ---------------------------------------------
     6.5      No Conflicts.................................................................   63
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     6.6      No Default...................................................................   63
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     6.7      Ownership....................................................................   63
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     6.8      Indebtedness.................................................................   63
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     6.9      Litigation...................................................................   63
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     6.10     Taxes........................................................................   63
              -----
     6.11     Compliance with Law..........................................................   64
              -------------------
     6.12     ERISA........................................................................   64
              -----
     6.13     Corporate Structure; Capital Stock, Etc......................................   65
              ---------------------------------------
     6.14     Governmental Regulations, Etc................................................   66
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     6.15     Purpose of Loans and Letters of Credit.......................................   66
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     6.16     Environmental Matters........................................................   66
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     6.17     Intellectual Property........................................................   67
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     6.18     Solvency.....................................................................   68
              --------
     6.19     Investments..................................................................   68
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     6.20     Business Locations...........................................................   68
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     6.21     Disclosure...................................................................   68
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     6.22     No Burdensome Restrictions...................................................   68
              --------------------------
     6.23     Brokers' Fees................................................................   68
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     6.24     Labor Matters................................................................   69
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     6.25     Mortgaged Property...........................................................   69
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SECTION 7 AFFIRMATIVE COVENANTS............................................................   69
          ---------------------
     7.1      Information Covenants........................................................   69
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     7.2      Preservation of Existence and Franchises.....................................   72
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     7.3      Books and Records............................................................   73
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     7.4      Compliance with Law..........................................................   73
              -------------------
     7.5      Payment of Taxes and Other Claims............................................   73
              ---------------------------------
     7.6      Insurance....................................................................   73
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     7.7      Maintenance of Property; Management of Timberlands...........................   74
              --------------------------------------------------
     7.8      Use of Proceeds..............................................................   74
              ---------------
     7.9      Audits/Inspections...........................................................   74
              ------------------
     7.10     Financial Covenants..........................................................   75
              -------------------
     7.11     Additional Guarantors; Legal Opinions........................................   75
              -------------------------------------
     7.12     Pledged Assets...............................................................   76
              --------------
     7.13     Notice of Ratings Change.....................................................   77
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     7.14     Further Assurances Regarding Collateral......................................   77
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     7.15     Additional Collateral Effective Date.........................................   78
              ------------------------------------
     7.16     Performance of Obligations...................................................   79
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SECTION 8 NEGATIVE COVENANTS...............................................................   79
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     8.1      Indebtedness.................................................................   79
              ------------
     8.2      Liens........................................................................   80
              -----
     8.3      Nature of Business...........................................................   82
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     8.4      Consolidation, Merger, Dissolution, etc......................................   82
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     8.5      Asset Dispositions...........................................................   83
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     8.6      Investments..................................................................   84
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     8.7      Restricted Payments..........................................................   85
              -------------------
     8.8      Limitation on Actions with Respect to Other Indebtedness.....................   86
              --------------------------------------------------------
     8.9      Transactions with Affiliates.................................................   87
              ----------------------------

     8.10     Fiscal Year; Organizational Documents........................................   87
              -------------------------------------
     8.11     Limitation on Restricted Actions.............................................   87
              --------------------------------
     8.12     Ownership of Subsidiaries....................................................   88
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     8.13     Sale Leasebacks..............................................................   88
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     8.14     Capital Expenditures.........................................................   88
              --------------------
     8.15     No Further Negative Pledges..................................................   89
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     8.16     Operating Lease Obligations..................................................   89
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     8.17     Subsidiaries.................................................................   89
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SECTION 9 EVENTS OF DEFAULT................................................................   89
          -----------------
     9.1      Events of Default............................................................   89
              -----------------
     9.2      Acceleration; Remedies.......................................................   92
              ----------------------
SECTION 10 AGENCY PROVISIONS...............................................................   93
           -----------------
     10.1     Appointment and Authorization of Agent.......................................   93
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     10.2     Delegation of Duties.........................................................   94
              --------------------
     10.3     Liability of Agent...........................................................   94
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     10.4     Reliance by Agent............................................................   94
              -----------------
     10.5     Notice of Default............................................................   95
              -----------------
     10.6     Credit Decision; Disclosure of Information by Agent..........................   95
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     10.7     Indemnification of Agent.....................................................   96
              ------------------------
     10.8     Agent in its Individual Capacity.............................................   96
              --------------------------------
     10.9     Successor Agent..............................................................   97
              ---------------
     10.10    Other Agents; Lead Managers..................................................   97
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SECTION 11 MISCELLANEOUS...................................................................   98
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     11.1     Notices......................................................................   98
              -------
     11.2     Right of Set-Off; Adjustments................................................   99
              -----------------------------
     11.3     Successors and Assigns.......................................................  100
              ----------------------
     11.4     No Waiver; Remedies Cumulative...............................................  104
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     11.5     Expenses; Indemnification....................................................  104
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     11.6     Amendments, Waivers and Consents.............................................  105
              --------------------------------
     11.7     Counterparts.................................................................  107
              ------------
     11.8     Headings.....................................................................  107
              --------
     11.9     Survival.....................................................................  107
              --------
     11.10    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.......  107
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     11.11    Severability.................................................................  108
              ------------
     11.12    Entirety.....................................................................  108
              --------
     11.13    Binding Effect; Termination..................................................  109
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     11.14    Confidentiality..............................................................  109
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     11.15    Source of Funds.a............................................................  110
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     11.16    Regulation D.................................................................  110
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     11.17    Conflict.....................................................................  111
              --------
     11.18    Credit Improvement Date......................................................  111
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                                   SCHEDULES
                                   =========

Schedule 2.1(a)   Lenders
Schedule 2.2(a)   Existing Letters of Credit
Schedule 2.2(l)   Reimbursement Agreements
Schedule 6.4      Required Consents, Authorizations, Notices and Filings
Schedule 6.9      Litigation
Schedule 6.12     ERISA
Schedule 6.13     Subsidiaries
Schedule 6.16     Environmental Disclosures
Schedule 6.20(a)  Mortgaged Properties
Schedule 6.20(b)  Collateral Locations
Schedule 6.20(c)  Chief Executive Offices/Principal Places of Business
Schedule 6.20(d)  Other Real Properties
Schedule 7.6      Insurance
Schedule 8.1      Indebtedness
Schedule 8.2      Liens
Schedule 8.6      Investments

                                   EXHIBITS
                                   ========

Exhibit 2.1(b)(i) Form of Notice of Borrowing
Exhibit 2.1(e)    Form of Revolving Note
Exhibit 2.3(f)    Form of Term Note
Exhibit 3.2       Form of Notice of Extension/Conversion
Exhibit 7.1(c)    Form of Officer's Compliance Certificate
Exhibit 7.11      Form of Joinder Agreement
Exhibit 11.3      Form of Assignment and Acceptance

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of June 29, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and
                                                 ----------------
among POTLATCH CORPORATION, a Delaware corporation (the "Borrower"), the
                                                         --------
Subsidiary Guarantors (as defined herein), the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Agent").
               -----

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide credit facilities in an aggregate amount of $400,000,000 (the "Credit Facilities") for
                                                        -----------------
the purposes hereinafter set forth; and

     WHEREAS, the Lenders have agreed to make the requested Credit Facilities available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.
               -----------

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Acquisition", by any Person, means the acquisition by such Person of
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     all of the Capital Stock or all or substantially all of the Property of another Person or a division or business unit thereof, whether or not involving a merger or consolidation with such other Person.

          "Additional Collateral" means all real and personal property of the
           ---------------------
     Credit Parties, other than the Collateral, now existing or hereafter acquired with respect to which Liens in favor of the Agent are purported to be granted pursuant to and in accordance with the terms of the Additional Collateral Documents.

          "Additional Collateral Documents" means a collective reference to the
           -------------------------------
     additional mortgages, security agreements, financing statements and/or other documents reasonably requested by the Agent to perfect its security interest for the benefit of the secured parties referred to therein in the Property of the Credit Parties required to be pledged to the Agent on or after the Additional Collateral Effective Date pursuant to Section 7.15.

          "Additional Collateral Effective Date" means any date (i) upon which
           ------------------------------------
     there occurs an Event of Default, (ii) subsequent to the Closing Date on which the Borrower's senior secured long term debt fails to be rated at or above BB+ by S&P or at or above Ba1 by Moody's, or (iii) subsequent to a Credit Improvement Date on which the Borrower's Leverage Ratio is greater than 4.5 to 1.0.

          "Adjusted Base Rate" means (i) in the case of Revolving Loans, the
           ------------------
     Base Rate plus the Applicable Percentage and (ii) in the case of the Term
               ----
     Loan, the Base Rate plus 1.75%.
                         ----

          "Adjusted Eurodollar Rate" means (i) in the case of Revolving Loans,
           ------------------------
     the Eurodollar Rate plus the Applicable Percentage and (ii) in the case of
                         ----
     the Term Loan, the Eurodollar Rate plus 2.75%.
                                        ----

          "Affiliate" means, with respect to any Person, any other Person (i)
           ---------
     directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agency Services Address" means Bank of America, N.A., Agency
           -----------------------
     Administration Services #5596, Mail Code: CA4-706-05-09, 1850 Gateway Boulevard, 5/th/ Floor, Concord, CA 94520, Attention: Mark Garcia or such other address as may be identified by written notice from the Agent to the Borrower.

          "Agent" shall have the meaning assigned to such term in the heading
           -----
     hereof, together with any successors or assigns.

          "Agent-Related Persons" means the Agent (including any successor
           ---------------------
     administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Agent, Banc of America Securities
     LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Fee Letter" means that certain letter agreement, dated as of
           ------------------
     May 25, 2001 between the Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

          "Applicable Lending Office" means, for each Lender, the office of such
           -------------------------
     Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

          "Applicable Percentage" means, for purposes of calculating the
           ---------------------
     applicable interest rate for any day for any Revolving Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Letter of Credit Fee for any day for purposes of
     Section 3.5(b), the appropriate applicable percentage corresponding to the Funded Indebtedness to Capitalization Ratio in effect as of the most recent Calculation Date:

========================================================================================================
                                                      Applicable Percentages
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                     Funded               For             For              For Letter      For Unused
  Pricing        Indebtedness to       Eurodollar       Base Rate           of Credit         Fee
   Level       Capitalization Ratio       Loans           Loans
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   I                   *35%                1.75%            0.75%                1.75%         0.40%
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   II             **35% but *47.5%         2.00%            1.00%                2.00%         0.475%
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   III           **47.5% but *55%          2.25%            1.25%                2.25%         0.55%
--------------------------------------------------------------------------------------------------------
   IV         **55% but *62.5%             2.50%            1.50%                2.50%         0.625%
--------------------------------------------------------------------------------------------------------
    V                 **62.5%              2.75%            1.75%                2.75%         0.75%
========================================================================================================

     The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") one Business Day after the date by
                       ----------------
     which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that
                                                       --------  -------
     (i) the initial Applicable Percentages shall be based on Pricing Level IV (as shown above) and shall remain at Pricing Level IV until the Calculation Date relating to the fiscal quarter of the Consolidated Parties ending on December 31, 2001, on and after which time the Pricing Level shall be determined by the Funded Indebtedness to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the officer's certificate to the Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level V until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Funded Indebtedness to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

     "Application Period" means, in respect of any Asset Disposition, the period
      ------------------
     of one year (or such earlier date on which an Event of Default shall have occurred or as provided for reinvestment of the proceeds thereof under the Senior Subordinated Note Indenture), following the consummation of such Asset Disposition.

*  less than
** greater than or equal to

         "Approved Fund" means any Fund that is administered or managed by (a)
          -------------
     a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc of America Securities LLC, in its capacity as
          --------
     lead arranger and sole book manager.

         "Asset Disposition" means any disposition (including pursuant to a Sale
          -----------------
     and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event; provided, however, that (i)
                                                     --------  -------
     the term "Asset Disposition" shall be deemed to include any "Asset Sale" (or any comparable term) under, and as defined in, the Senior Subordinated
     Note Indenture or the documents evidencing or governing any Subordinated Indebtedness, (ii) an Equity Issuance shall not constitute an Asset Disposition and (iii) a sale of inventory, electricity, timber or other assets in the ordinary course of business shall not constitute an Asset Disposition.

         "Asset Disposition Prepayment Event" means, with respect to any Asset
          ----------------------------------
     Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition to the extent such Net Cash Proceeds exceed $5,000,000.

         "Assignment and Acceptance" means an Assignment and Acceptance
          -------------------------
     substantially in the form of Exhibit 11.3.
                                  ------------

         "Bank of America" means Bank of America, N.A. and its successors.
          ---------------

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
          ---------------
     States Code, as amended, modified, succeeded or replaced from time to time. "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "Base Rate" means, for any day, a fluctuating rate per annum equal to
          ---------
     the higher of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (b) the Prime Rate in effect on such day.

         "Base Rate Loan" means any Loan bearing interest at a rate determined
          --------------
     by reference to the Base Rate.

         "Borrower" means the Person identified as such in the heading hereof,
          --------
     together with any permitted successors and assigns.

         "Business Day" means a day other than a Saturday, Sunday or other day
          ------------
     on which commercial banks in San Francisco, California or New York, New York are authorized or required by law to close, except that, when used in
                                                      -----------
     connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

         "Businesses" means, at any time, a collective reference to the
          ----------
     businesses operated by the Consolidated Parties at such time.

         "Calculation Date" shall have the meaning assigned to such term in the
          ----------------
     definition of "Applicable Percentage" set forth in this Section 1.1.

         "Capital Lease" means, as applied to any Person, any lease of any
          -------------
     Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
          -------------
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means, as at any date, (a) securities issued or
          ----------------
     directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender,
     (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than
               -------------
     270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

         "Change of Control" means the occurrence of any of the following: (i)
          -----------------
     any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 35% of then outstanding Voting Stock of the Borrower, measured by voting power rather than the number of shares; provided, however, that for the purposes hereof any Person shall not be deemed to be a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares tendered pursuant to a tender offer or exchange offer paid by or on behalf of that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange and, provided further,
                                                       --------
     however, that no Person who is a "beneficial owner" of Voting Stock of the Borrower as of the Closing Date (an "Existing Holder") or a Permitted Transferee (as hereinafter defined) (collectively a "Permitted Holder") shall be deemed to have become the "beneficial owner" of Voting Stock of the Borrower as a result of the formation of a "syndicate" or "group" (each within the meaning of Section 13d-3 of the Securities Exchange Act of 1934) with one or more other Permitted Holders to the extent of the Voting Stock of the Borrower as to which such other Permitted Holder or Permitted Holders is a "beneficial owner" as of the Closing Date; (ii) the Borrower shall merge or consolidate with any Person other than in a transaction permitted under Section 8.4; (iii) Continuing Directors shall fail to constitute a majority of the members of the board of directors of the Borrower; (iv) any Asset Disposition shall be made that (of itself or when combined with any or all other Asset Dispositions) constitutes a sale of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole; (v) any event shall occur that constitutes a "Change of Control" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness; or
     (vi) any event shall occur that requires the

     Borrower or any Subsidiary to repay, redeem, or repurchase (or to offer to repay, redeem or repurchase) any Indebtedness outstanding in a principal amount in excess of $50,000,000 by reason of any change of ownership or control affecting the Borrower or such Subsidiary. For the purposes hereof, "Permitted Transferee" shall mean any direct or indirect transferee of Voting Stock of the Borrower from an Existing Holder (1) by gift, bequest, distribution from (or deposit into) a trust or other transfer without consideration, (2) by succession or testamentary disposition upon death or
     (3) to a spouse or former spouse pursuant to an agreement for division of community property or other property settlement agreement in connection with a marital dissolution or legal separation. A Permitted Transferee shall be deemed to be the "beneficial owner" of any such Voting Stock as of the Closing Date.

         "Closing Date" means the date hereof.
          ------------

         "Code" means the Internal Revenue Code of 1986, as amended, and any
          ----
     successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Collateral" means a collective reference to (i) prior to the
          ----------
     Additional Collateral Effective Date (a) all Property and interests in Property of the Credit Parties encumbered by the Mortgages and the Pledge Agreement, and all proceeds thereof, and (b) all accounts receivable and inventory of the Credit Parties now existing or hereafter acquired encumbered by the Security Agreement, and all proceeds thereof and (ii) on and after the Additional Collateral Effective Date, in addition to the Collateral set forth in clause (i) above, the Additional Collateral.

         "Collateral Documents" means a collective reference to (i) prior to the
          --------------------
     Additional Collateral Effective Date, the Pledge Agreement, the Security Agreement and the Mortgages and (ii) on and after the Additional Collateral Effective Date, in addition to the Collateral Documents set forth in clause
     (i) hereof, the Additional Collateral Documents.

         "Commitment" means (i) with respect to each Lender, the Revolving
          ----------
     Commitment of such Lender and the Term Loan Commitment of such Lender and
     (ii) with respect to the Issuing Lender, the LOC Commitment.

         "Compensation Period" shall have the meaning set forth in Section
          -------------------
     3.13(b)(ii)(B).

         "Consolidated Capital Expenditures" means, as of any date for the four
          ---------------------------------
     fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital
                           --------  -------
     Expenditures shall not include Eligible Reinvestments made with proceeds of any Involuntary Disposition but shall include those capital expenditures related to timberland operations.

         "Consolidated Cash Taxes" means, as of any date for the four fiscal
          -----------------------
     quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

         "Consolidated EBITDDA" means, as of any date for the four fiscal
          --------------------
     quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) income taxes and (C) depreciation, depletion and amortization expense, all as determined in accordance with GAAP.

         "Consolidated Interest Expense" means, as of any date for the four
          -----------------------------
     fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined in accordance with GAAP.

         "Consolidated Net Income" means, as of any date for the four fiscal
          -----------------------
     quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date with respect to the
          ----------------------
     Consolidated Parties on a consolidated basis, shareholders' equity or net worth, as determined in accordance with GAAP.

         "Consolidated Parties" means a collective reference to the Borrower and
          --------------------
     its Subsidiaries, and "Consolidated Party" means any one of them.
                            ------------------

         "Consolidated Scheduled Funded Debt Payments" means, as of any date for
          -------------------------------------------
     the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness (including the implied principal component of payments due on Capital Leases and Synthetic Leases, but excluding voluntary prepayments or mandatory prepayments required pursuant to Section 3.3), as determined in accordance with GAAP.

         "Consolidated Total Capitalization" means, as of any date of
          ---------------------------------
     determination with respect to the Consolidated Parties on a consolidated basis, (i) Funded Indebtedness of the Consolidated Parties on a consolidated basis as of such date plus (ii) Consolidated Net Worth of the
                                        ----
     Consolidated Parties on a consolidated basis as of such date.

         "Continue", "Continuation" and "Continued" shall refer to the
          --------    ------------       ---------
     continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Continuing Director" means, as of any date of determination, any
          -------------------
     member of the board of directors of the Borrower who (x) was a member of the board of directors of the Borrower as of the Closing Date or (y) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Convert", "Conversion" and "Converted" shall refer to a conversion
          -------    ----------       ---------
     pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

         "Credit Documents" means a collective reference to this Credit
          ----------------
     Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Escrow Agreement and the Collateral Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document"
                                                            ---------------
     means any one of them.

         "Credit Facilities" shall have the meaning assigned to such term in the
          -----------------
     recitals hereto.

         "Credit Improvement Date" means, any date subsequent to the Closing
          -----------------------
     Date on which the Borrower (i) delivers a certificate of an Executive Officer of the Borrower demonstrating a Leverage Ratio of the Borrower of less than 3.0 to 1.0 for two consecutive fiscal quarters together with the financial statements referred to in Section 7.1(a) or (b), as applicable, and (ii) the Term Loan shall have been repaid in full.

         "Credit Parties" means a collective reference to the Borrower and the
          --------------
     Guarantors, and "Credit Party" means any one of them.
                      ------------

         "Credit Party Obligations" means, without duplication, (i) all of the
          ------------------------
     obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and
     (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

         "Debt Issuance" means the issuance by any Consolidated Party of any
          -------------
     Indebtedness of the type referred to in clause (a) or (b) of the definition thereof set forth in this Section 1.1, other than any Indebtedness issued under this Credit Agreement and the Senior Subordinated Notes.

         "Debt Issuance Prepayment Event" means the receipt by any Consolidated
          ------------------------------
     Party of proceeds from any Debt Issuance.

         "Default" means any event, act or condition which with notice or lapse
          -------
     of time, or both, would constitute an Event of Default.

         "Defaulting Lender" means, at any time, any Lender that, as determined
          -----------------
     by the Agent, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

         "Dollars" and "$" means dollars in lawful currency of the United
          -------
     States.

         "Domestic Subsidiary" means any direct or indirect Subsidiary of the
          -------------------
     Borrower which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender,
          -----------------
     (iii) an Approved Fund and (iv) any other Person (other than a natural Person) approved by the Agent and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither the
                                        --------  -------
     Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Eligible Reinvestment" means (i) any acquisition (whether or not
          ---------------------
     constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (ii) any Permitted Acquisition. The term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness.

         "Environmental Laws" means any and all applicable Federal, state, local
          ------------------
     and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

         "Equity Issuance" means any issuance by any Consolidated Party to any
          ---------------
     Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term "Equity Issuance" shall not be deemed to include (a) any Asset Disposition or (b) issuances pursuant to (x) employee plans of the Borrower that are in place as of the Closing Date to the extent such issuances are permitted pursuant to the documentation governing those plans as in effect as of the Closing Date or (y) new employee plans of the Borrower to the extent such issuances are consistent with past practices of the Borrower.

         "Equity Issuance Prepayment Event" means the receipt by any
          --------------------------------
     Consolidated Party of proceeds from any Equity Issuance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
     amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with
          ---------------
     any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA Event" means (i) with respect to any Plan, the occurrence of a
          -----------
     Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Escrow Agreement" means that certain Escrow Agreement dated as of the
          ----------------
     date hereof by and among the Borrower, the Agent and Wells Fargo Bank Northwest, National Association.

         "Eurodollar Loan" means any Loan that bears interest at a rate based
          ---------------
     upon the Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any
          ---------------
     Eurodollar Loan, a rate per annum determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate by (b) 1 minus the Eurodollar Reserve Percentage.

         "Eurodollar Reserve Percentage" means, for any day during any Interest
          -----------------------------
     Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" shall have the meaning assigned to such term in
          ----------------
     Section 9.1.

         "Excess Proceeds" shall have the meaning assigned to such term in
          ---------------
     Section 7.6(b).

         "Executive Officer" of any Person means any of the chief executive
          -----------------
     officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

         "Existing Letters of Credit" means the letters of credit outstanding on
          --------------------------
     the Closing Date and identified on Schedule 2.2(a).
                                        ---------------

         "Federal Funds Rate" means, for any day, the rate per annum (rounded
          ------------------
     upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate
     --------
     for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

         "Fees" means all fees payable pursuant to Section 3.5.
          ----

         "Fixed Charge Coverage Ratio" means, as of the end of any fiscal
          ---------------------------
     quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDDA for such period minus (ii) Consolidated Capital Expenditures for such
                     -----
     period minus (iii) Consolidated Cash Taxes for such period to (b) the sum
            -----
     of (i) Consolidated

     Interest Expense for such period plus (ii) Consolidated Scheduled Funded
                                      ----
     Debt Payments for such period (excluding the $100,000,000 payment due March 15, 2002 on the Borrower's 6.25% debentures due on such date, which payment shall be made with the proceeds of the escrow account held pursuant to the Escrow Agreement) plus (iii) dividends paid by the Borrower to its
                       ----
     shareholders for such period. Notwithstanding the foregoing, for purposes of calculating the Fixed Charge Coverage Ratio for the first three fiscal quarters to end after the Closing Date (commencing with the fiscal quarter ending September 30, 2001), the Fixed Charge Coverage Ratio shall be determined by annualizing each of the foregoing components thereof such that for the fiscal quarter ending September 30, 2001, such components would be multiplied by four (4), for the fiscal quarter ending December 31, 2001, such components would be multiplied by two (2) and for the fiscal quarter ending March 31, 2002, such components would be multiplied by one and one-third (1 1/3).

         "Foreign Subsidiary" means any direct or indirect Subsidiary of the
          ------------------
     Borrower which is not a Domestic Subsidiary.

         "Fully Satisfied" means, with respect to the Credit Party Obligations
          ---------------
     as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been irrevocably paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full. As used herein, "irrevocably" shall not require the expiration of any applicable bankruptcy preference period.

         "Fund" means any Person other than a natural Person that is (or will
          ----
     be) engaged in making, purchasing, or holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funded Indebtedness" means, with respect to any Person, without
          -------------------
     duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Term Loan Maturity Date,
     (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Term Loan Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with
     GAAP), (k) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person and (m) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

         "Funded Indebtedness to Capitalization Ratio" means, as of the end of
          -------------------------------------------
     any fiscal quarter of the Consolidated Parties with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated Total Capitalization on the last day of such period.

         "GAAP" means generally accepted accounting principles in the United
          ----
     States applied on a consistent basis and subject to the terms of Section
     1.3 (except, in respect of Synthetic Leases, as otherwise treated herein).

         "Governmental Authority" means any Federal, state, local or foreign
          ----------------------
     court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantors" means a collective reference to each of the Subsidiary
          ----------
     Guarantors, together with their successors and permitted assigns, and "Guarantor" means any one of them.
      ---------

         "Guaranty Obligations" means, with respect to any Person, without
          --------------------
     duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Hedging Agreements" means any interest rate protection agreement or
          ------------------
     foreign currency exchange agreement.

         "Indebtedness" means, with respect to any Person, without duplication,
          ------------
     (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements under which such Person must make payments notwithstanding the failure of the counter-party to deliver the goods or services which such counter-party is required to deliver thereunder (and, for the avoidance of doubt shall not include arrangements under which such Person must pay for capacity or availability that must be delivered or made available to entitle the counter-party to payment, notwithstanding that such Person may not use such capacity or availability), (f) the implied principal component of all obligations of such Person under Capital Leases, (g) all obligations of such Person under Hedging Agreements, (h) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (i) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Term Loan Maturity Date, (j) the principal portion of all obligations of such Person under Synthetic Leases, (k) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Term Loan Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with
     GAAP), (m) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured

     by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (n) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (o) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

         "Indemnified Party" shall have the meaning assigned to such term in
          -----------------
     Section 11.5(b).

         "Interbank Offered Rate" means, for any Eurodollar Loan for any
          ----------------------
     Interest Period therefor, the rate per annum (rounded upwards to the nearest 1/100/th/ of 1%) in each case determined by the Agent to be equal to:

         (a) the offered rate that appears on the Dow Jones Telerate Screen Page 3750 (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 A.M. (London time) two Business Days prior to the first day of the applicable Interest Period; or

         (b) if for any reason the foregoing rate in clause (i) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 A.M. (London time) two Business Days prior to the first day of the applicable Interest Period; or

         (c) if for any reason the foregoing rates in clauses (i) and (ii) are unavailable or undeterminable, the rate of interest at which deposits in Dollars for delivery on the first day of the applicable Interest in same day funds in the approximate amount of the applicable Eurodollar Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of the applicable Interest Period.

         "Interest Payment Date" means (a) as to Base Rate Loans, the last
          ---------------------
     Business Day of each March, June, September and December, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

         "Interest Period" means, as to Eurodollar Loans, a period of (i) one
          ---------------
     week, in the case of the borrowings made under the Term Loan on the Closing Date and (ii) in all other cases, one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any
                                             --------  -------
     Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

         "Investment" in any Person means (a) the acquisition (whether for cash,
          ----------
     property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

         "Involuntary Disposition" means any loss of, damage to or destruction
          -----------------------
     of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

         "Involuntary Disposition Prepayment Event" means, with respect to any
          ----------------------------------------
     Involuntary Disposition, the failure of the Credit Parties to apply (or cause to be applied) an amount equal to the Excess Proceeds of such Involuntary Disposition, if any, either (i) to prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(ii)(B) or (ii) to make Eligible Reinvestments (including but not limited to the repair or replacement of the Property affected by such Involuntary Disposition) within the period of 180 days following the date of receipt of such Excess Proceeds, subject to the terms and conditions of
     Section 7.6(b).

         "Issuing Lender" means (a) with respect to any Existing Letter of
          --------------
     Credit, the financial institution shown on Schedule 2.2(a) as the issuer of
                                                ---------------
     such Letter of Credit, and (b)
     with respect to any other Letter of Credit, Bank of America in its capacity as issuer of such Letter of Credit.

         "Joinder Agreement" means a Joinder Agreement substantially in the form
          -----------------
     of Exhibit 7.11 hereto, executed and delivered by a new Guarantor in
        ------------
     accordance with the provisions of Section 7.11.

         "Land" means the land that is subject to the Mortgages.
          ----

         "Lender" means any of the Persons identified as a "Lender" on the
          ------
     signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

         "Letter of Credit" means any Existing Letter of Credit and any letter
          ----------------
     of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

         "Letter of Credit Application" means an application for a Letter of
          ----------------------------
     Credit issuance from time to time in use by an Issuing Lender.

         "Letter of Credit Fee" shall have the meaning assigned to such term in
          --------------------
     Section 3.5(b).

         "Leverage Ratio" means, as of the end of any fiscal quarter of the
          --------------
     Consolidated Parties with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDDA for such period.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
          ----
     arrangement, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof).

         "Loan" or "Loans" means the Revolving Loans and/or the Term Loan (or a
          ----      -----
     portion of any Revolving Loan or the Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), individually or collectively, as appropriate.

         "LOC Commitment" means the commitment of the Issuing Lender to issue
          --------------
     Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

         "LOC Committed Amount" shall have the meaning assigned to such term in
          --------------------
     Section 2.2.

         "LOC Documents" means, with respect to any Letter of Credit, such
          -------------
     Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LOC Obligations" means, at any time, without duplication, the sum of
          ---------------
     (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of
               ----
     Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

         "Material Adverse Effect" means a material adverse effect on (i) the
          -----------------------
     condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Parties taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Agent and the Lenders under the Credit Documents.

         "Materials of Environmental Concern" means any gasoline or petroleum
          ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date" means (i) as to the Revolving Loans and the Letters of
          -------------
     Credit (and the related LOC Obligations), June 29, 2004 and (ii) as to the Term Loan, the Term Loan Maturity Date.

         "Merchantable Timber" means standing timber that is (or, upon the
          -------------------
     completion of the growth cycle then in process, is expected to become) timber of commercial quantity and merchantable quality.

         "Moody's" means Moody's Investors Service, Inc., or any successor or
          -------
     assignee of the business of such company in the business of rating securities.

         "Mortgages" shall have the meaning assigned such term in Section
          ---------
     5.1(e).

         "Mortgaged Properties" means (i) prior to the Additional Collateral
          --------------------
     Effective Date, approximately 131,040 acres of timberlands and related property located in Ashley, Calhoun, Drew and Nevada Counties, as more specifically described on Schedule 6.20(a) attached hereto and (ii) on and
                               ----------------
     after the Additional Collateral Effective Date, in addition to the Real Properties set forth in clause (i) hereof, the Real Properties set forth on
     Schedule 6.20(d) to the extent the Agent has reasonably requested that
     ----------------
     Mortgages be delivered in connection therewith.

         "Multiemployer Plan" means a Plan which is a "multiemployer plan" as
          ------------------
     defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan)
          ----------------------
     which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

         "Net Cash Proceeds" means the aggregate cash or Cash Equivalents
          -----------------
     proceeds received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, the amount necessary to prepay or retire any Indebtedness either secured by a Permitted Lien (ranking senior to any Lien of the Agent) on the related Property or incurred in connection with the Property that is included in such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts which constitute "Net Proceeds" (or any comparable term) of such transaction under, and as defined in the documents evidencing or governing any Subordinated Indebtedness.

         "Note" or "Notes" means the Revolving Notes and/or the Term Notes,
          ----      -----
     individually or collectively, as appropriate.

         "Notice of Borrowing" means a written notice of borrowing in
          -------------------
     substantially the form of Exhibit 2.1(b)(i), as required by Section
                               -----------------
     2.1(b)(i) or Section 2.3(b).

         "Notice of Extension/Conversion" means the written notice of extension
          ------------------------------
     or conversion in substantially the form of Exhibit 3.2, as required by
                                                -----------
     Section 3.2.

         "Operating Lease" means, as applied to any Person, any lease
          ---------------
     (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "Other Taxes" shall have the meaning assigned to such term in Section
          -----------
     3.11(b).

         "Participant" shall have the meaning assigned to such term in Section
          -----------
     11.3(d).

         "Participation Interest" means a purchase by a Lender of a
          ----------------------
     participation in Letters of Credit or LOC Obligations as provided in
     Section 2.2 or in any Loans as provided in Section 3.14.

         "PBGC" means the Pension Benefit Guaranty Corporation established
          ----
     pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Permitted Acquisition" means an Acquisition by the Borrower or any
          ---------------------
     Subsidiary of the Borrower permitted pursuant to the terms of Section
     8.6(h).

         "Permitted Asset Disposition" means any Asset Disposition permitted by
          ---------------------------
     Section 8.5.

         "Permitted Investments" means, at any time, Investments by the
          ---------------------
     Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.6.

         "Permitted Liens" means, at any time, Liens in respect of Property of
          ---------------
     the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

         "Person" means any individual, partnership, joint venture, firm,
          ------
     corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of
          ----
     ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Pledge Agreement" means the pledge agreement dated as of the Closing
          ----------------
     Date and executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

         "Prime Rate" means, for any day, the per annum rate of interest rate in
          ----------
     effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Principal Amortization Payments" means a principal payment on the Term
          -------------------------------
     Loan as set forth in Section 2.3(d).

         "Principal Amortization Payment Date" means the date a Principal
          -----------------------------------
     Amortization Payment is due.

         "Principal Office" means the principal office of Bank of America,
          ----------------
     presently located at San Francisco, California.

         "Pro Forma Basis" means, for purposes of calculating (utilizing the
          ---------------
     principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in Section 7.10(a)-(c) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" shall mean (i) any
                                             -----------
     incurrence or assumption of Indebtedness as referred to in Section 8.1(g),
     (ii) any Asset Disposition as referred to in Section 8.5 or (iii) any Acquisition as referred to in Section 8.6(h). In connection with any calculation of the financial covenants set forth in Section 7.10(a)-(c) upon giving effect to a transaction on a Pro Forma Basis:

     (A) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in Section 8.1(g), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

     (B) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

     (C) for purposes of any such calculation in respect of any Acquisition as referred to in Section 8.6(h), (1) any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (2) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period and (3) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and
          (z) factually supportable.

         "Pro Forma Compliance Certificate" means a certificate of an Executive
          --------------------------------
     Officer of the Borrower delivered to the Agent in connection with (i) any incurrence, assumption or retirement of Indebtedness as referred to in
     Section 8.1(g), (ii) any Asset Disposition as referred to in Section 8.5 or
     (iii) any Acquisition as referred to in Section 8.6(h), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Funded Indebtedness to Capitalization Ratio, the Fixed Charge Coverage Ratio and Consolidated Net Worth as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

         "Property" means any interest in any kind of property or asset, whether
          --------
     real, personal or mixed, or tangible or intangible.

         "Real Properties" means, at any time, a collective reference to each of
          ---------------
     the facilities and real properties owned, leased or operated by the Consolidated Parties at such time.

         "Register" shall have the meaning assigned to such term in Section
          --------
     11.3(c).

         "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively,
          ------------------------
     of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Reimbursement Agreement" shall mean any agreement set forth on
          -----------------------
     Schedule 2.2(1) hereto.

         "Reportable Event" means any of the events set forth in Section 4043(c)
          ----------------
     of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "Required Financial Information" means, with respect to the applicable
          ------------------------------
     Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause
     (i) above.

         "Required Lenders" means, at any time, Lenders (other than Defaulting
          ----------------
     Lenders) holding in the aggregate at least a majority of (i) the unfunded Commitments (and Participation Interests therein) and the outstanding Loans (and Participation Interests therein) or (ii) if all of the Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

         "Requirement of Law" means, as to any Person, the certificate of
          ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

         "Restricted Payment" means (i) any dividend or other payment or
          ------------------
     distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any

     Consolidated Party, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and, (iv) any payment or prepayment of principal of, or premium, if any, on (including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to) the Senior Subordinated Notes.

         "Revolving Commitment" means, with respect to each Lender, the
          --------------------
     commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage (if any) of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

         "Revolving Commitment Percentage" means, for any Lender, the percentage
          -------------------------------
     identified as its Revolving Commitment Percentage on Schedule 2.1(a), as
                                                          ---------------
     such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

         "Revolving Committed Amount" shall have the meaning assigned to such
          --------------------------
     term in Section 2.1(a).

         "Revolving Loans" shall have the meaning assigned to such term in
          ---------------
     Section 2.1(a).

         "Revolving Note" shall have the meaning assigned to such term in
          --------------
     Section 2.1(e).

         "S&P" means Standard & Poor's Ratings Services, a division of The
          ---
     McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "Sale and Leaseback Transaction" means any arrangement pursuant to
          ------------------------------
     which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease, provided that any transaction that satisfies the conditions in preceding subsection (a) or
     (b) shall not constitute a "Sale and Leaseback Transaction" where lessor under such lease is organized under the laws of a jurisdiction outside of the United States, the Property is located in the United

     States and the obligations in respect of the lease or incurred in connection therewith for which the Consolidated Party is liable have been defeased.

         "Securities Act" means the Securities Act of 1933, as amended, and all
          --------------
     regulations issued pursuant thereto.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as
          -----------------------
     amended, and all regulations issued pursuant thereto.

         "Security Agreement" means the security agreement dated as of the
          ------------------
     Closing Date and executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

         "Senior Subordinated Note" means any one of the 10.0% Senior
          ------------------------
     Subordinated Notes due 2011, issued by the Borrower in favor of the Senior Subordinated Noteholders pursuant to the Senior Subordinated Note Indenture, as such Senior Subordinated Notes may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "Senior Subordinated Note Indenture" means the Indenture, dated as of
          ----------------------------------
     the Closing Date, by and among the Borrower and the Trustee for the Senior Subordinated Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "Senior Subordinated Noteholder" means any one of the holders from time
          ------------------------------
     to time of the Senior Subordinated Notes.

         "Single Employer Plan" means any Plan which is covered by Title IV of
          --------------------
     ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Solvent" or "Solvency" means, with respect to any Person as of a
          -------      --------
     particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and
     (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPV" have the meaning set forth in Section 11.3(i).
          ---

         "Subordinated Indebtedness" means Indebtedness outstanding under the
          -------------------------
     Senior Subordinated Note Indenture and the Senior Subordinated Notes and any other Indebtedness of the Borrower which by its terms is subordinated to the Credit Party Obligations in a manner and to an extent acceptable to the Required Lenders.

         "Subsidiary" means, as to any Person at any time, (a) any corporation
          ----------
     more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock of such entity.

         "Subsidiary Guarantor" means each of the Persons identified as a
          --------------------
     "Subsidiary Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.11, together with their successors and permitted assigns, and "Subsidiary
                                                                ----------
     Guarantor" means any one of them.
     ---------

         "Synthetic Lease" means any synthetic lease, tax retention operating
          ---------------
     lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

         "Taxes" shall have the meaning assigned to such term in Section
          -----
     3.11(a).

         "Term Loan" shall have the meaning assigned to such term in Section
          ---------
     2.3(a).

         "Term Loan Commitment" means, with respect to each Lender, the
          --------------------
     commitment of such Lender to make its portion of the Term Loan in a principal amount equal to such Lender's Term Loan Percentage (if any) of the Term Loan Committed Amount.

         "Term Loan Committed Amount" shall have the meaning assigned to such
          --------------------------
     term in Section 2.3(a).

         "Term Loan Maturity Date" means June 29, 2005.
          -----------------------

         "Term Loan Percentage" means, for any Lender, the percentage identified
          --------------------
     as its Term Loan Percentage on Schedule 2.1(a), as such percentage may be
                                    ---------------
     modified in connection with any assignment made in accordance with the provisions of Section 11.3.

         "Term Loan Prepayment Fee" shall have the meaning assigned to such term
          ------------------------
     in Section 3.5(e).

         "Term Note" shall have the meaning assigned to such term in Section
          ---------
     2.3(f).

         "Timber" means all trees, timber to be cut from the Land, timber,
          ------
     whether severed or unsevered and including standing and down timber, stumps and cut timber remaining on the land, and logs, wood chips and other forest products located on the Land, whether now located on or hereafter planted or growing in or on the Land or now or hereafter removed from the Land for sale or other disposition.

         "Timber Report" shall have the meaning set forth in Section 7.1(k).
          -------------

         "Unused Fee" shall have the meaning assigned to such term in
          ----------
     Section 3.5(a).

         "Unused Fee Calculation Period" shall have the meaning assigned to such
          -----------------------------
     term in Section 3.5(a).

         "Unused Revolving Committed Amount" means, for any period, the amount
          ---------------------------------
     by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate
                                             ----
     principal amount of all LOC Obligations.

         "Voting Stock" means, with respect to any Person, Capital Stock issued
          ------------
     by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wholly Owned Subsidiary" means any Person 100% of whose Voting Stock
          -----------------------
     is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by the Borrower.

         1.2   Computation of Time Periods.
               ---------------------------

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3   Accounting Terms.
               ----------------

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; provided, however, that calculations of the implied principal component
       --------  -------
of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at March 31, 2001); provided,
                                                                --------
however, if (a) the Credit Parties shall object to determining such compliance
-------
on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.10 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), (i) after consummation of any Asset Disposition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in
Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to items that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.


                                   SECTION 2

                               CREDIT FACILITIES

         2.1   Revolving Loans.
               ---------------

         (a)   Revolving Commitment. Subject to the terms and conditions hereof
               --------------------
     and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time
                                            ---------------
     from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal
     --------  -------
     amount of Revolving Loans shall not exceed TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount");
                                              --------------------------
     provided, further, (A) with regard to each Lender individually, such
     --------  -------
     Lender's outstanding Revolving Loans shall not exceed such Lender's

     Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that
                                                       --------  -------
     no more than six (6) Eurodollar Loans which are Revolving Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         (b)   Revolving Loan Borrowings.
               -------------------------

               (i)    Notice of Borrowing.  The Borrower shall request a
                      -------------------
         Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 10:00 A.M. (San Francisco, California time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested,
         (B) the date of the requested borrowing (which shall be a Business
         Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii)   Minimum Amounts. Except for Revolving Loans made for the
                      ---------------
         purpose of reimbursing the Issuing Lender in respect of a drawing under a Letter of Credit pursuant to Section 2.2(e), each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

               (iii)  Advances.  Each Lender will make its Revolving Commitment
                      --------
         Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 12:00 noon (San Francisco, California time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         (c)   Repayment. The Borrower hereby promises to pay the principal
               ---------
     amount of all outstanding Revolving Loans in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

         (d)   Interest.  Subject to the provisions of Section 3.1,
               --------

               (i)    Base Rate Loans.  During such periods as Revolving Loans
                      ---------------
         shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii)   Eurodollar Loans.  During such periods as Revolving Loans
                      ----------------
         shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     The Borrower hereby promises to pay interest on Revolving Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (e)   Revolving Notes. The Borrower hereby agrees that, upon the
               ---------------
     request to the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit 2.1(e) (a "Revolving Note").
                                          --------------

         2.2   Letter of Credit Subfacility.
               ----------------------------

         (a)   Issuance. The Existing Letters of Credit have previously been
               --------
     issued by the applicable Issuing Lender and subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, Bank of America, in its capacity as an Issuing Lender, agrees to issue, the applicable Issuing Lender agrees to renew, extend and modify and each Lender with a Revolving Commitment severally agrees to participate in the issuance by such Issuing Lender of, standby Letters of Credit in Dollars from time to time from the Closing Date until the date thirty (30) days prior to the Maturity Date as the Borrower may request, by delivering a Letter of Credit Application to the applicable Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at
     --------  -------
     any time exceed ONE HUNDRED TEN MILLION DOLLARS ($110,000,000) (the "LOC
                                                                          ---
     Committed Amount") and (ii) the sum of the aggregate outstanding principal
     ----------------
     amount of Revolving Loans plus LOC Obligations shall not at any time exceed
                               ----
     the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the applicable Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

         (b)   Notice and Reports. The request for the issuance of a Letter of
               ------------------
     Credit shall be submitted by the Borrower to the applicable Issuing Lender and the Agent at least three (3) Business Days prior to the requested date of issuance. The Agent will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

         (c)   Participation. Each Lender, upon issuance of a Letter of Credit,
               -------------
     shall be deemed to have purchased without recourse a Participation Interest from the applicable Issuing Lender in such Letter of Credit (including each Existing Letter of Credit) and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to such Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit (including each Existing Letter of Credit). Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that an Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to such Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d)   Reimbursement. In the event of any drawing under any Letter of
               -------------
     Credit, the applicable Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify such Issuing Lender that the Borrower intends to otherwise reimburse such Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the applicable Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse any Issuing Lender as provided hereinabove, the Borrower promises to pay such Issuing Lender interest on the unreimbursed amount of such drawing on demand at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against any Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The applicable Issuing Lender will promptly notify the Agent of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of such Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from such Issuing Lender if such notice is received at or before 12:00 noon (San Francisco, California time), and otherwise such payment shall be made at or before 1:00 P.M. (San Francisco, California time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Agent in full upon such request, such Lender shall, on demand, pay to the Agent for the account of such Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to such Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the applicable Issuing Lender, and the right of such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to an Issuing Lender, such Lender shall, automatically and without any further action on the part of such Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to such Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e)   Repayment with Revolving Loans. On any day on which the Borrower
               ------------------------------
     shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based
                                                                 --- ----
     on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the applicable Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may
                            ---------------
     not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
     Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the applicable Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant
     --------
     to this sentence is actually made, the purchasing Lender shall be required to pay to such Issuing Lender, to the extent not paid to such Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

         (f)   Designation of Consolidated Parties as Account Parties.
               ------------------------------------------------------
     Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit may be issued hereunder for the account of any Subsidiary of the Borrower, provided that, the Borrower shall be the actual applicant for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g)   Renewal, Extension.  The renewal or extension of any Letter of
               ------------------
     Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h)   Applicability of ISP98. Unless otherwise expressly agreed by the
               ----------------------
     applicable Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

         (i)   Indemnification; Nature of Issuing Lender's Duties.
               --------------------------------------------------

               (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").
                                       ---------------

               (ii) As between the Borrower and the Lenders (including each Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including an Issuing Lender) shall be responsible:
          (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of an Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including an Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including each Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including an Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

               (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including each Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including an Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

          (j)  Responsibility of Each Issuing Lender. It is expressly understood
               -------------------------------------
     and agreed that the obligations of each Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that each Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2
                --------  -------
     shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (k)  Limitation on Obligation of Each Issuing Lender. Notwithstanding
               -----------------------------------------------
     anything contained herein to the contrary, no Issuing Lender shall be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any governmental with jurisdiction over the Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, costs or expense which was not applicable on the Closing Date and which such Issuing Lender should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy.

         (l)   Conflict with LOC Documents. In the event of any conflict between
               ---------------------------
     this Credit Agreement and any LOC Document (including any Letter of Credit Application), this

     Credit Agreement shall control with respect to the Persons who are parties to this Credit Agreement and such LOC Document. Notwithstanding the generality of the foregoing, each of the Reimbursement Agreements set forth on Schedule 2.2(1) is and shall be deemed amended such that the
        ---------------
     representations and warranties, covenants and events of default (and definitions related thereto) set out in such Reimbursement Agreements (the "Existing Provisions"), except to the extent they relate specifically to
      -------------------
     the relevant bonds or relevant remarketing program, conform with the representations and warranties, covenants and events of default (and definitions related thereto) set out in this Credit Agreement (the "Incorporated Provisions"). Such amendments shall survive (i) the payment
      -----------------------
     in full of all obligations due the Lenders by the Borrower under this Credit Agreement, (ii) the termination (for any reason) of this Credit Agreement, (iii) the sale or participation (in whole or in part) of a Lender's interest in this Credit Agreement, or (iv) any other event which has the effect of terminating the obligations of the Borrower to the Lenders under this Credit Agreement. Upon the happening of one of the events set forth in the immediately preceding sentence, the Borrower agrees to promptly execute a modification of the relevant Reimbursement Agreement(s) to confirm such amendment. Notwithstanding the preceding sentence or the failure of any such modification to be executed, the Borrower must remain in compliance with the Incorporated Provisions as if set forth in the relevant Reimbursement Agreement(s). Any future modification of or amendment to the Incorporated Provisions shall be a modification of or amendment to the relevant Reimbursement Agreement(s) for purposes of compliance with such agreements. Likewise, if the Agent and the Required Lenders grant a waiver of compliance of the Incorporated Provisions for any period, such waiver shall be deemed to be a waiver of compliance of the relevant Reimbursement Agreement(s) for the limited period of time for which the waiver was granted.

         2.3   Term Loan.
               ---------

         (a)   Term Commitment. Subject to the terms and conditions hereof and
               ---------------
     in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrower, subject to the escrow arrangements described in Sections 5.1(j) and 6.15, on the Closing Date such Lender's Term Loan Percentage of a term loan in Dollars (the "Term Loan") in the aggregate principal amount of TWO HUNDRED MILLION
      ---------
     DOLLARS ($200,000,000) (the "Term Loan Committed Amount"). The Term Loan
                                  --------------------------
     may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than
                                           --------  -------
     six (6) Eurodollar Loans which comprise the Term Loan shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Term Loan may not be reborrowed.

         (b)   Borrowing Procedures. The Borrower shall submit an appropriate
               --------------------
     Notice of Borrowing to the Agent not later than 10:00 A.M. (San Francisco, California time) on the Closing Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Term Loan is requested and (ii) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to deliver such Notice of Borrowing to the Agent by 10:00 A.M. (San Francisco, California time) on the third Business Day prior to the Closing Date, then the full amount of the Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. Each Lender shall make its Term Loan Percentage of the Term Loan available to the Agent for the account of the Borrower, subject to the escrow arrangements described in Sections 5.1(j) and 6.15, at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent
                        ---------------
     may designate in writing, by 12:00 noon (San Francisco, California time) on the Closing Date in Dollars and in funds immediately available to the Agent.

         (c)   Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is
               ---------------
     part of the Term Loan shall be in an aggregate principal amount that is not less than $5,000,000 and integral multiples of $1,000,000 (or the then remaining principal balance of the Term Loan, if less).

         (d)   Repayment of Term Loan. The Borrower hereby promises to pay the
               ----------------------
     outstanding principal amount of the Term Loan in sixteen (16) quarterly consecutive installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3) unless accelerated sooner pursuant to Section 9.2:

         ================================================================
         Principal Amortization Payment  Term Loan Principal Amortization
                      Dates                          Payment
         ----------------------------------------------------------------
              September 30, 2001                  $500,000
         ----------------------------------------------------------------
              December 31, 2001                   $500,000
         ----------------------------------------------------------------
                March 31, 2002                    $500,000
         ----------------------------------------------------------------
                 June 30, 2002                    $500,000
         ----------------------------------------------------------------
              September 30, 2002                  $500,000
         ----------------------------------------------------------------
              December 31, 2002                   $500,000
         ----------------------------------------------------------------
                March 31, 2003                    $500,000
         ----------------------------------------------------------------
                 June 30, 2003                    $500,000
         ----------------------------------------------------------------
              September 30, 2003                  $500,000
         ----------------------------------------------------------------
              December 31, 2003                   $500,000
         ----------------------------------------------------------------
                March 31, 2004                    $500,000
         ----------------------------------------------------------------
                 June 30, 2004                    $500,000
         ----------------------------------------------------------------
              September 30, 2004                 $48,500,000
         ----------------------------------------------------------------
              December 31, 2004                  $48,500,000
         ----------------------------------------------------------------
                March 31, 2005                   $48,500,000
         ----------------------------------------------------------------
            Term Loan Maturity Date              $48,500,000
         ================================================================

         (e)   Interest.  Subject to the provisions of Section 3.1, the Term
               --------
     Loan shall bear interest at a per annum rate equal to:

               (i)    Base Rate Loans. During such periods as the Term Loan
                      ---------------
         shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii)   Eurodollar Loans. During such periods as the Term Loan
                      ----------------
         shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     The Borrower hereby promises to pay interest on the Term Loan in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (f)   Term Notes. The Borrower hereby agrees that, upon the request to
               ----------
     the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Term Loan of such Lender, substantially in the form of Exhibit 2.3(f) (a "Term Note").
                                  --------------     ---------


                                   SECTION 3

                OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                ----------------------------------------------

         3.1   Default Rate.
               ------------

     Upon the occurrence, and during the continuance, of an Event of Default,
(i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%)
                                                                        ----
and (ii) the Letter of Credit Fee shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

         3.2   Extension and Conversion.
               ------------------------

     The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as
                                     --------  -------
provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts
 ---------------
as provided in, with respect to Revolving Loans, Section 2.1(b)(ii) or with respect to the Term Loan, Section 2.3(c), (iii) no more than six (6) Eurodollar Loans which are Revolving Loans and six (6) Eurodollar Loans which comprise the Term Loan shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Schedule 2.1(a), or at such
                                                    ---------------
other office as the Agent may designate in writing, prior to 10:00 A.M. (San Francisco, California time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this
Section 3.2, or any such conversion or extension is not permitted or required by this Section 3.2, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3   Prepayments.
               -----------

         (a)   Voluntary Prepayments. The Borrower shall have the right to
               ---------------------
prepay Loans in whole or in part from time to time; provided, however, that each
                                                    --------  -------
partial prepayment of Loans shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the then remaining principal balance of the Revolving Loans or the Term Loan, as applicable, if less). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall
                                            --------
fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Revolving Loans and then to the Term Loan, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, except for any applicable Term Loan Prepayment Fee, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         (b)   Mandatory Prepayments.
               ---------------------

               (i)  (A)  Revolving Committed Amount. If at any time, the sum of
                         --------------------------
                    the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall exceed the Revolving
                          ----
                    Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                    (B)  LOC Committed Amount. If at any time, the sum of the
                         --------------------
                    aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

              (ii)  (A)  Asset Dispositions. Immediately upon the occurrence of
                         ------------------
                    any Asset Disposition Prepayment Event the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(g) (such prepayment to be applied as set forth in clause (v) below).

                    (B)  Involuntary Dispositions. Immediately upon the
                         ------------------------
                    occurrence of an Involuntary Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Excess Proceeds (such prepayment to be applied as set forth in clause (v) below).

              (iii) Debt Issuances.  Immediately upon the occurrence of a Debt
                    --------------
          Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance (such prepayment to be applied as set forth in clause
          (v) below).

              (iv)  Equity Issuances.  Immediately upon the occurrence of an
                    ----------------
          Equity Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Equity Issuance (such prepayment to be applied as set forth in clause (v) below).

              (v)   Application of Mandatory Prepayments.  Subject to the next
                    ------------------------------------
          succeeding paragraph, all amounts required to be paid pursuant to this
          Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations, (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), pro rata to (1) the Term Loan and (2) the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied, or available to be applied, to Revolving Loans and in respect of LOC Obligations pursuant to this clause (2)) and in the event the Term Loan shall have been fully repaid, all to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied, or available to be applied, to Revolving Loans and in respect of LOC Obligations pursuant to this clause (C)) and (D) with respect to all amounts prepaid pursuant to

          Section 3.3(b)(iii) or (iv), to the Term Loan and, in the event that the Term Loan shall have been fully repaid, the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied, or available to be applied, to Revolving Loans and in respect of LOC Obligations pursuant to this clause (D)). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, except for any applicable Term Loan Prepayment Fee, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

          Notwithstanding the foregoing, (i) to the extent that any mandatory prepayment required under this Section 3.3 would have the effect of reducing the Revolving Committed Amount below the amount necessary to support LOC Obligations, such portion of the prepayment shall be applied to a cash collateral account in respect of such LOC Obligations and the Revolving Committed Amount shall not be reduced thereby and (ii) the Borrower shall not be required to reduce the Revolving Committed Amount in connection with any mandatory prepayment of Revolving Loans to the extent the then current book value of the Properties of the Consolidated Parties after giving effect to the relevant transaction is greater than or equal to $1,500,000,000.

               (vi) Prepayment Account. If the Borrower is required to make a
                    ------------------
          mandatory prepayment of Eurodollar Loans under this Section 3.3(b), the Borrower shall have the right, as long as no Default or Event of Default then exists, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Agent) by and in the sole dominion and control of the Agent. Any amounts so deposited shall be held by the Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

          3.4   Termination and Reduction of Revolving Committed Amount.
                -------------------------------------------------------

          (a) Voluntary Reductions. The Borrower may from time to time
              --------------------
     permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or
                                  --------  -------
     reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations to
                                                     ----
     exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

          (b) Term Loan Commitments. The Term Loan Commitment of each Lender, if
              ----------------------
     any, shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender's share of the Term Loan.

          (c) Mandatory Reductions. The Revolving Committed Amount automatically
              --------------------
     shall be permanently reduced from time to time in accordance with the terms of Section 3.3(b)(v).

          (d) Maturity Date. Unless terminated sooner pursuant to Section 3.4(a)
              -------------
     or Section 9.2, the Revolving Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

          (e) General. The Borrower shall pay to the Agent for the account of
              -------
     the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

          3.5  Fees.
               -----

          (a)  Unused Fee. In consideration of the Revolving Commitments of the
               -----------
     Lenders hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving
                                        ----------
     Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee
                                                              ----------
     Calculation Period"), beginning with the first of such dates to occur after
     -------------------
     the Closing Date.

          (b) Letter of Credit Fee. In consideration of the issuance of Letters
              ---------------------
     of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's
                                        --------------------
     Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

          (c) Issuing Lender Fees. In addition to the Letter of Credit Fee
              -------------------
     payable pursuant to clause (b) above the Borrower promises to pay to each Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of 0.125% on the average daily maximum amount available to be drawn under each Letter of Credit (other than the Existing Letters of Credit except in connection with renewals, modifications or extension of the Existing Letters of Credit) issued by such Issuing Lender computed at a per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

          (d) Agent's Fees. The Borrower promises to pay to the Agent, for its
              ------------
     own account, for the account of each Issuing Lender and for the account of the Arranger, as applicable, the fees referred to in the Agent's Fee Letter.

          (e) Term Loan Prepayment Fee. If the Term Loan becomes due and payable
              ------------------------
     or is prepaid in whole or in part, in each case on a day that is prior to the second anniversary of the Closing Date, then the Borrower shall, on the day on which the Term Loan becomes due and payable or is so prepaid, pay to the Agent, for account of the Lenders holding the Term Loan, an amount in Dollars equal to one percent (1%) of the amount of the Term Loan that has become due and payable or is so prepaid (the "Term Loan Prepayment Fee").
                                                   ------------------------

          3.6   Capital Adequacy.
                ----------------

     If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

          3.7   Limitation on Eurodollar Loans.
                ------------------------------

          If on or prior to the first day of any Interest Period for any Eurodollar Loan:

          (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

          3.8   Illegality.
                ----------

     Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

          3.9   Requirements of Law.
                -------------------

          If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall subject such Lender (or its Applicable Lending
     Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Percentage utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

          (iii) shall impose on such Lender (or its Applicable Lending
     Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          3.10  Treatment of Affected Loans.
                ---------------------------

          If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or
3.9 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate

     Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

          3.11  Taxes.
                -----

          (a) Any and all payments by any Credit Party to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in
                                                                ---------
     the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit
                                                       -----
     Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").
                                                        -----------

          (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender that is not a United States person under
     Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States,
     (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
     Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

          (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
     Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender,
                                   --------  -------
     which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower, at the cost and expense of the Lender, shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

          3.12  Compensation.
                ------------

          Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

          (c) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.17;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.12, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Interbank Offered Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

          3.13  Pro Rata Treatment.
                ------------------

     Except to the extent otherwise provided herein:

         (a) Loans. Each Loan, each payment or (subject to the terms of Section
             -----
     3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

         (b)  Advances.
              --------

         (i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its
                --------  -------
     obligations hereunder shall not relieve any other Lender of its obligations hereunder.

         (ii) Unless the Borrower or any Lender has notified the Agent prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

              (A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

              (B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period")
                                                          -------------------
         at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.

     Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

          3.14  Sharing of Payments.
                -------------------

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

          3.15  Payments, Computations, Etc.
                ---------------------------

         (a)  Generally. The Credit Party Obligations shall not be deemed to be
              ---------
     paid in full until the same are Fully Satisfied hereunder. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, at the Agent's office specified in Schedule 2.1(a) not later
                                                     ---------------
     than 12:00 noon (San Francisco, California time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 noon (San Francisco, California time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar

     Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b) Allocation of Payments After Acceleration. Notwithstanding any
              -----------------------------------------
     other provisions of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

               SECOND, to payment of any fees owed to the Agent;

               THIRD, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

               FOURTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

               FIFTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

               SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

          3.16  Evidence of Debt.
                ----------------

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Agent to
               --------  -------
     maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

          3.17  Replacement of Affected Lenders.
                -------------------------------

          If (i) any Lender having a Revolving Commitment becomes a Defaulting Lender or otherwise defaults in its Revolving Commitment or (ii) any Credit Party is required to make any payments to any Lender under Section 3.6,
     Section 3.9 or Section 3.11 in excess of the proportionate amount (based on the respective Commitments and/or Loans of the Lenders) of corresponding payments required to be made to the other Lenders, the Borrower shall have the right, if no Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible
      ---------------
     Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), provided that
                                          ------------------    --------
     (a) at the time of any replacement pursuant to this Section 3.17, the Replaced

Lender and Replacement Lender shall enter into an Assignment and Acceptance pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (b) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the appropriate Assignment and Acceptance, the payment of amounts referred to in clauses (a) and (b) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as the Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account maintained with the Agent in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and (2) the Lender that acts as the Agent may not be replaced hereunder except in accordance with the terms of Section 10.9. The Replaced Lender shall be required to deliver for cancellation its applicable Notes to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

                                   SECTION 4

                                   GUARANTY
                                   --------

          4.1  The Guaranty.
               ------------

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

          4.2  Obligations Unconditional.
               -------------------------

     The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

          (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

          (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

          4.3  Reinstatement.
               -------------

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          4.4  Certain Additional Waivers.
               --------------------------

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

          4.5  Remedies.
               --------

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

          4.6  Rights of Contribution.
               ----------------------

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) "Excess Payment" shall mean the amount
                                       --------------
paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of
                  --------------
any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro
                    --------  -------
Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in
                            ------------------
respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the
                     --------  -------
Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 8.5.

          4.7  Guarantee of Payment; Continuing Guarantee.
               ------------------------------------------

     The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                   SECTION 5

                                  CONDITIONS
                                  ----------

          5.1  Closing Conditions.
               ------------------

     The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions:

          (a)  Executed Credit Documents. Receipt by the Agent of duly executed
               -------------------------
     copies of: (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Agent's Fee Letter and (v) all other Credit Documents.

          (b)  Corporate Documents.  Receipt by the Agent of the following:
               -------------------

               (i)  Charter Documents. Copies of the articles or certificates of
                    -----------------
          incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (ii)  Bylaws.  A copy of the bylaws of each Credit Party
                     ------
          certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (iii)   Resolutions.  Copies of resolutions of the Board of
                       -----------
          Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

               (iv)    Good Standing.  Copies of (A) certificates of good
                       -------------
          standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (v)     Incumbency.  An incumbency certificate of each Credit
                       ----------
          Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

          (c)  Opinions of Counsel. The Agent shall have received, in each case
               -------------------
     dated as of the Closing Date and in form and substance reasonably satisfactory to the Agent:

               (i) a legal opinion of Pillsbury Winthrop LLP, special counsel for the Credit Parties with respect to the corporate authority of the Borrower, enforceability of the Credit Documents, perfection of Liens granted to the Agent and certain other matters; and

               (ii) a legal opinion of special Arkansas counsel for the Credit Parties for each State in which any Mortgaged Property is located.

          (d)  Personal Property Collateral. The Agent shall have received:
               ----------------------------

            (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

            (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

            (iii) all certificates evidencing any certificated Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto; and

            (iv) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral;

          (e)  Mortgaged Property Collateral.  The Agent shall have received, in
               -----------------------------
form and substance reasonably satisfactory to the Agent:

            (i) fully executed and notarized mortgages (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage" and collectively the "Mortgages") encumbering the fee
           --------                        ---------
          interest of the Borrower in each of the properties designated in
          Schedule 6.20(a) (each a "Mortgaged Property" and collectively the
          ----------------          ------------------
          "Mortgaged Properties"); and
           --------------------

            (ii) updates on the title reports or title commitments that were previously delivered to Bank of America by the Borrower in May, 2001.

          (f)  Evidence of Insurance. Receipt by the Agent of copies of
               ---------------------
     insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

          (g)  Officer's Certificates. The Agent shall have received a
               ----------------------
     certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Agent, stating that (A) each Credit Party is in material compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, required with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending, to the knowledge of any Executive Officer of the Borrower, or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to the initial borrowings hereunder, (1) no Default or Event of Default exists, and (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

          (h)  Senior Subordinated Notes. The Borrower shall have
               -------------------------
     beneficially received gross proceeds of at least $250,000,000 (excluding any original issue discount and before taking into account any underwriters' discount) from the issuance by the Borrower of the Senior Subordinated Notes all on terms satisfactory to the Agent and the Lenders. The Agent shall have received a copy certified by an Executive Officer of the Borrower as true and complete of the Senior Subordinated Note Indenture, as originally executed and delivered, together with all exhibits and schedules thereto.

          (i)  Fees and Expenses. Payment by the Credit Parties to the
               -----------------
     Lenders and the Agent of all fees and expenses relating to the Credit Facilities which are due and payable on the Closing Date, including, without limitation, payment to the Agent of the fees set forth in the Agent's Fee Letter.

          (j)  Escrow Account. The Borrower shall have established an
               --------------
     escrow account for the purposes of holding $96,600,000 of the proceeds of the Term Loan made on the Closing Date, which the Borrower reasonably believes is an amount sufficient (taking into account interest) to yield $100,000,000 on March 15, 2002, which amount will be used solely to repay $100,000,000 in principal amount of Senior Notes maturing on March 15, 2002, pursuant to the Escrow Agreement and other documentation satisfactory in all respects to the Agent.

          (k)  Appraisals. The Borrower shall have delivered to the Agent
               ----------
     timber appraisal reports with respect to all the timberlands owned by the Consolidated Parties, the form, scope and results of which shall be agreed to by the Agent and the Borrower.

          (l)  Audit. To the extent requested by the Agent, the Borrower
               -----
     shall have delivered a written audit of the accounts receivable, inventory, payables, controls and systems of the Consolidated Parties, the form, scope and results of which shall be satisfactory in all respect to the Agent.

          (m)  Other. Receipt by the Lenders of such other documents,
               -----
     instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

          5.2  Conditions to all Extensions of Credit.
               --------------------------------------

     The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

          (a) The Borrower shall have delivered (i) in the case of any Revolving Loan or any portion of the Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

          (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date); provided, however, that the representation in Section
                          --------  -------
     6.12(f) shall be subject to the accuracy of the Lenders' representation in
     Section 11.15 as of the same date;

          (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed;

          (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

          (e) Immediately after giving effect to the making of such Loan, in the case of a request for a Revolving Loan, (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations shall not exceed the Revolving Committed Amount and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                   SECTION 6

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Credit Parties hereby represent to the Agent and each Lender that:

          6.1   Financial Condition.
                -------------------

          (a) The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000 (including the notes thereto) (i) have been audited by KPMG LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after December 31, 2000 and prior to the Closing Date (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from December 31, 2000 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. As of the Closing Date, the Borrower and its Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected in the foregoing financial statements or in the notes thereto.

          (b)  The financial statements delivered pursuant to Section 7.1(a) and
     (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

          6.2   No Material Change.
                ------------------

     Except as disclosed in reports filed by the Borrower prior to the Closing Date pursuant to the Securities Exchange Act, since December 31, 2000, there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

          6.3   Organization and Good Standing.
                ------------------------------

     Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

          6.4   Power; Authorization; Enforceable Obligations.
                ---------------------------------------------

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have
                                                 ------------
been obtained or made or have the status described in such Schedule 6.4 and (ii)
                                                           ------------
filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          6.5   No Conflicts.
                ------------

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

          6.6   No Default.
                ----------

     No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

          6.7   Ownership.
                ---------

     Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

          6.8   Indebtedness.
                ------------

     Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

          6.9   Litigation.
                ----------

     Except as disclosed in Schedule 6.9, there does not exist any pending or
                            ------------
threatened action, suit or legal, equitable, arbitration or administrative proceeding against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

          6.10  Taxes.
                -----

     Each Consolidated Party has filed, or caused to be filed, all tax returns (Federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

          6.11  Compliance with Law.
                -------------------

     Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. No Requirement of Law could reasonably be expected to cause a Material Adverse Effect.

          6.12  ERISA.
                -----

     Except as disclosed and described in Schedule 6.12 attached hereto:
                                          -------------

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Executive Officers of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) other than as exempted under Section 408 of ERISA or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

          (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

          (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

          6.13  Corporate Structure; Capital Stock, Etc.
                ---------------------------------------

     The corporate capital and ownership structure of the Consolidated Parties as of the Closing Date is as described in Schedule 6.13. Set forth on Schedule
                                          -------------               --------
6.13 is a complete and accurate list as of the Closing Date with respect to each
----
of the Borrower's direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding,
(iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13, free and clear of all
                                       -------------
Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, none of the
                                              -------------

Borrower's Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

          6.14  Governmental Regulations, Etc.
                -----------------------------

          (a)  None of the transactions contemplated by this Credit
     Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of Regulations U and X. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of "buying" or "carrying" any "margin stock" within the meaning of Regulations U and X, or for the purpose of purchasing or carrying or trading in any securities.

          (b) None of the Consolidated Parties is (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

          6.15  Purpose of Loans and Letters of Credit.
                --------------------------------------

     The proceeds of the Loans hereunder shall be used solely by the Borrower
(a) to refinance existing Indebtedness (to which end $96,600,000 of the Term Loan made on the Closing Date (which represents the Borrower's good faith estimate of an amount sufficient (taking into account interest) to yield $100,000,000 on March 15, 2002) shall be deposited on the Closing Date into an escrow account, which amount shall be used to pay $100,000,000 in principal of the Senior Subordinated Notes maturing on March 15, 2002) and (b) to provide for working capital, commercial paper back up and any other lawful corporate purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions). The Letters of Credit shall be used only for or in connection with credit support required for bonds issued in respect of financings for which a Credit Party is responsible for, directly or indirectly, repayment, appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

          6.16  Environmental Matters.
                ---------------------

          Except as disclosed and described in Schedule 6.16 or except as could
                                               -------------
not reasonably be expected to result in a Material Adverse Effect:

          (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and to the best knowledge of the Executive Officers of the Credit Parties, there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Real Properties contains, or to the best knowledge of the Executive Officers of the Credit Parties, has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority alleging any violation, non-compliance, liability or potential liability pursuant to, or regarding compliance with, Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that to the best knowledge of the Executive Officers of the Credit Parties could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

          (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that to the best knowledge of the Executive Officers of the Credit Parties could give rise to liability under Environmental Laws.

          6.17  Intellectual Property.
                ---------------------

     Each Consolidated Party owns, or has the legal right to use, all trademarks, service marks, trade names, trade dress, patents, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect.

          6.18  Solvency.
                --------

     The Credit Parties are Solvent on a consolidated basis.

          6.19  Investments.
                -----------

     All Investments of each Consolidated Party are Permitted Investments.

          6.20  Business Locations.
                ------------------

     Set forth on Schedule 6.20(a) are the legal descriptions for the Mortgaged
                  ----------------
Properties. Set forth on Schedule 6.20(b) is a list of all locations where any
                         ----------------
tangible personal property of a Consolidated Party is located as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office, jurisdiction
                   ----------------
of incorporation or formation and principal place of business of each Consolidated Party as of the Closing Date. Set forth on Schedule 6.20(d) is a list of all Real Properties (other than those Mortgaged Properties set forth on Schedule 6.20(a)) located in the United States as of the Closing Date.

          6.21  Disclosure.
                ----------

     Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

          6.22  No Burdensome Restrictions.
                --------------------------

     No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          6.23  Brokers' Fees.
                -------------

     No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

          6.24  Labor Matters.
                -------------

     None of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years which has had or could reasonably be expected to have a Material Adverse Effect.

          6.25  Mortgaged Property.
                ------------------

     (a) The Land and the Timber standing on the Land are in good condition and are free from all pests, blight, fungus or disease that could reasonably be expected to have a Material Adverse Effect.

     (b) To the best of the Borrower's knowledge, as of the Closing Date, the Mortgaged Property is comprised of at least 130,000 acres.

     (c) The legal descriptions of the Land attached to the Mortgages creating the Liens on the Land accurately reflect in the aggregate in all material respects all such parcels of Real Property.

     (d) As of the Closing Date, the Borrower owns good and marketable title, in the case of Real Properties, and merchantable title, in the case of personal property, if any, to all of the Mortgaged Property, subject to Permitted Liens.

                                   SECTION 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each Credit Party hereby covenants and agrees that until such time as this Credit Agreement has been terminated in accordance with the terms of Section 11.13:

          7.1  Information Covenants.
               ---------------------

     The Credit Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

          (a)  Annual Financial Statements. As soon as available, and in any
               ---------------------------
     event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions.

          (b)  Quarterly Financial Statements. As soon as available, and in any
               ------------------------------
     event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated statements of retained earnings and cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Officer's Certificate. At the time of delivery of the
               ---------------------
     financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial
             --------------
     covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto, (iii) demonstrating pursuant to a Pro Forma Compliance Certificate, that upon giving effect on a Pro Forma Basis to each Asset Disposition in excess of $5,000,000 consummated in the applicable period, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a)-(c) and (iv) in the case of the certificate delivered with the financial statements provided for in
     Section 7.1(a) only, setting forth information regarding the amount of all Asset Dispositions, Equity Issuances and Debt Issuances that were made during the applicable fiscal year.

          (d)  Annual Budgets. At least 30 days after the end of each fiscal
               --------------
     year of the Borrower, beginning with the fiscal year ending December 31, 2001, an annual budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next fiscal year.

          (e)  Accountant's Certificate. Within the period for delivery
               ------------------------
     of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement as it relates to accounting and other financial matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof, provided that such accountants shall not be liable by
                     --------
     reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination.

          (f)  Auditor's Reports. Promptly upon receipt thereof, a copy of any
               -----------------
     other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

          (g)  Reports. Promptly upon transmission or receipt thereof, (i)
               -------
     copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the reasonable request of the Agent, all reports and material written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (h)  Notices. Upon any Executive Officer of a Credit Party obtaining
               -------
     knowledge thereof, the Credit Parties will give written notice to the Agent and the Lenders immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

          (i)  ERISA. Upon any Executive Officer of a Credit Party obtaining
               -----
     knowledge thereof, the Credit Parties will give written notice to the Agent promptly (and in any event within fifteen Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (j)  Environmental. Upon the reasonable written request of the
               -------------
     Agent, the Credit Parties will furnish or cause to be furnished to the Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five
     (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

          (k) Within 45 days after the end of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending September 30, 2001), an independent third-party timber appraisal report updating the initial timber appraisal on the Timber and the Land delivered in satisfaction of the closing condition set forth in Section 5.1(k) (the "Initial Appraisal"), as of the end (or approximately the end) of the immediately preceding fiscal quarter, such report to be from a timber appraiser reasonably satisfactory to the Borrower and the Agent, in form and using the same appraisal methods and approaches of the Initial Appraisal (the "Timber Report").

          (l)  Other Information.  With reasonable promptness upon any such
               -----------------
     request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or any Lender may reasonably request.

          7.2  Preservation of Existence and Franchises.
               ----------------------------------------

     Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, and, where failure to do so could reasonably be expected to have a Material Adverse Effect, its rights, franchises and authority.

          7.3  Books and Records.
               -----------------

     Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

          7.4  Compliance with Law.
               -------------------

     Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

          7.5  Payment of Taxes and Other Claims.
               ---------------------------------

          Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties; provided, however, that no Consolidated Party shall
                            --------  -------
be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

          7.6  Insurance.
               ---------

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.
               ------------

          (b) In the event that the Consolidated Parties receive Net Cash Proceeds in excess of $5,000,000 in aggregate amount during any fiscal year of the Consolidated Parties ("Excess Proceeds") on account of Involuntary
                                   ---------------
     Dispositions, the Credit Parties shall, within the period of 180 days following the date of receipt of such Excess Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to (i) make Eligible

     Reinvestments (including but not limited to the repair or replacement of the related Property) or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(ii)(B); provided, however, that such Person shall not undertake replacement or restoration of such Property unless, after giving pro forma effect to any Funded Indebtedness to be incurred in connection with such replacement or restoration, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a)-(c) as of the most recent fiscal quarter end preceding the date of determination with respect to which the Agent has received the Required Financial Information (assuming, for purposes hereof, that such Funded Indebtedness was incurred as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end). All insurance proceeds shall be subject to the security interest of the Agent (for the ratable benefit of the Lenders and the other secured parties referred to in the applicable Collateral Documents) under the Collateral Documents. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments.

          7.7  Maintenance of Property; Management of Timberlands.
               --------------------------------------------------

     Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and Involuntary Dispositions excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses. Each Credit Party will, and will cause each of its Subsidiaries to, manage its timberlands in accordance with the guidelines established by the American Forest & Paper Association's Sustainable Forestry Initiative.

          7.8  Use of Proceeds.
               ---------------

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

          7.9  Audits/Inspections.
               ------------------

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent or the Required Lenders, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

          7.10  Financial Covenants.
                -------------------

          (a)  Funded Indebtedness to Capitalization Ratio. The Funded
               -------------------------------------------
     Indebtedness to Capitalization Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to:

                    Period                                       Ratio
                    ------                                       -----

July 1, 2001 through and including December 31, 2001             65.0%
January 1, 2002 through and including December 31, 2002          62.5%
January 1, 2003 through and including December 31, 2003          60.0%
January 1, 2004 through and including December 31, 2004          55.0%
January 1, 2005 and thereafter                                   50.0%


          (b)  Consolidated Net Worth. At all times on and after July 1,
               ----------------------
     2001 the Consolidated Net Worth of the Borrower shall be greater than or equal to 85% of Consolidated Net Worth as of March 31, 2001 increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending June 30, 2001, by an amount equal to (x) 50% of Consolidated Net Income (to the extent positive) for such fiscal quarter and (y) 100% of the Net Cash Proceeds of any Equity Issuances consummated during such fiscal quarter.

          (c)  Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as
               ---------------------------
     of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to:

                      Period                                    Ratio
                      ------                                    -----

July 1, 2001 through and including September 30, 2001        1.05 to 1.00
October 1, 2001 through and including December 31, 2001      1.15 to 1.00
January 1, 2002 through and including December 31, 2002      1.35 to 1.00
January 1, 2003 and thereafter                               1.50 to 1.00

          7.11  Additional Guarantors; Legal Opinions.
                -------------------------------------

          (a) As soon as practicable and in any event within 30 days after (a) any Person becomes a direct or indirect Domestic Subsidiary of any Credit Party or (b) any direct or indirect Subsidiary of any Credit Party guarantees the Borrower's obligations under the Senior Subordinated Note Indenture, the Credit Parties shall (i) provide the Agent with written notice thereof and shall cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.11, (ii) deliver such other
                                       ------------
     documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Joinder Agreement) and other items of the types required to be delivered pursuant to

     Section 5.1(b), all in form, content and scope reasonably satisfactory to the Agent and (iii) otherwise comply with Section 7.12 in respect of such Person.

          (b) Prior to, or concurrently with, any Person becoming a Material Subsidiary, the Credit Parties shall, in addition to complying with subclause (a) hereof, to the extent applicable, deliver favorable opinions of the Borrower's General Counsel reasonably satisfactory to the Agent with respect to, among other things, the corporate authority, due organization, valid existence, due qualification and due execution and delivery of the Credit Documents by such Person. For purposes hereof "Material Subsidiary" means as of any date of determination any Subsidiary, which together with its Subsidiaries on a consolidated basis, accounts for (or to which may be attributed) 1% or more of the net income or net assets (determined on a consolidated basis) of the Borrower and its Subsidiaries.

          7.12  Pledged Assets.
                --------------

     Each Credit Party will (i) cause all of its Property that constitutes (or pursuant to the terms hereof is intended to constitute) Collateral to be subject at all times to first priority, perfected Liens in favor of the Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request, subject in any case to Permitted Liens and (ii) in connection with any Property that becomes Collateral after the Closing Date, deliver, or, in the case of agreements or other documents that require the consent of a non-Affiliate of the Borrower, use commercially reasonable efforts to deliver, such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies (but only after the Additional Collateral Effective Date), surveys (but only after the Additional Collateral Effective Date), environmental reports (but only after the Additional Collateral Effective Date), landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(d) and (e), all in form, content and scope reasonably satisfactory to the Agent. Without limiting the generality of the above, the Credit Parties will cause (A) 100% of the issued and outstanding Capital Stock of each Guarantor and each Domestic Subsidiary formed or acquired after the Closing Date and (B) 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Agent shall reasonably request.

     7.13  Notice of Ratings Change.
           ------------------------

     The Borrower shall, no later than fifteen Business Days after any Executive Officer obtains knowledge of any such change, give notice to the Agent and the Lenders (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change (either expressly or pursuant to a letter from S&P or Moody's stating an "implied" rating) in rating by S&P or Moody's in respect of the Company's senior secured long-term debt or senior unsecured non-credit enhanced long-term debt, together with the details thereof, and of any announcement by S&P or Moody's that its rating in respect of such senior secured long-term debt or senior unsecured non-credit enhanced long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List"(R) or "watch list" or that any similar action has been taken by S&P or Moody's.

     7.14  Further Assurances Regarding Collateral.
           ---------------------------------------

     The Borrower shall:

          (i) At its expense, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Agent or the Required Lenders may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Credit Documents or creating or perfecting or ensuring the priority or sufficiency or enforceability or enforcement of a Lien in favor of the Agent as security for the Credit Party Obligations upon any or all of the Collateral (whether then owned or thereafter acquired), or more fully perfecting or renewing any such Lien;

          (ii) To the extent requested by the Agent, at its expense, if the exercise by the Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents requires any consent, approval, recording, qualification or authorization of any governmental authority, execute and deliver, or cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that may be required from the Borrower or any of its Subsidiaries or may reasonably be requested for such governmental consent, approval, recording, qualification or authorization;

          (iii) At its expense, within 60 days following the destruction of, material damage to or material diminution of value in all or part of the Mortgaged Properties by a natural disaster or similar event (including but not limited to the loss of Mortgaged Properties attributable to any material defects in the title of any of the Mortgaged Property), provide substitute Real Property as additional (or replacement) Collateral and in connection therewith execute and deliver, or cause to be executed and delivered, all instruments, certificates or documents necessary to create a first priority perfected Lien in favor of the Agent as security for the Credit Party Obligations on the replacement timberlands of equal or greater value than the portion of the Mortgaged Properties so destroyed, damaged or reduced in value; provided, however, that upon the
                                             --------  -------
     delivery by the Borrower of such Collateral, the Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest in that portion of the Mortgaged Property so destroyed, damaged or reduced in value, including without limitation, amendments or terminations of UCC financing statements and the release of mortgages.

          (iv) Use its commercially reasonable efforts to obtain within sixty days of the Closing Date (or in the case of locations which meet the threshold set forth herein on a date subsequent to the Closing Date, within 60 days of the date on which an Executive Officer of the Borrower becomes aware of such change) such landlord waiver and/or warehousemen and bailee letters, as applicable, in form and substance satisfactory to the Agent with respect to all Collateral located at leased locations or held by warehouseman or bailees to the extent the aggregate value of the Collateral at such location exceeds $15,000,000.

          (v) Only harvest or sell the Timber on the Land or enter into any agreement, contract or understanding that permits another party to harvest or sell the Timber to the extent (A) such harvesting or sale is necessary for normal thinning in accordance with silvicultural practices and clearcutting operations in compliance with applicable forest practices acts or (B) such harvest or sale during a fiscal quarter of the Borrower would not cause the value of the Timber and the Land to fall below $150,000,000 as of the end of such fiscal quarter as set forth in the Timber Report delivered to the Agent pursuant to Section 7.1(k); provided that to the
                                                        --------
     extent the value of the Timber and the Land as of the last day of any fiscal quarter shall fall below $150,000,000 as a result of such harvest or sale, the Borrower shall by the last day of the fiscal quarter immediately following that fiscal quarter for which the Borrower was in non-compliance provide substitute Real Property as replacement Collateral or additional Real Property as additional Collateral with a value equal to the value of the Timber and the Land, the harvest or sale of which resulted in the value of the Timber and the Land falling below $150,000,000.

          (vi) deliver to the Agent, within 30 days of the Closing Date, updates as of the Closing Date of the title commitments and/or reports previously delivered to the Agent with respect to the Mortgaged Properties.

          Notwithstanding the foregoing, the Borrower shall be permitted to substitute new timberlands for the timberlands that are Mortgaged Properties in accordance with the Mortgages.

     7.15  Additional Collateral Effective Date.
           ------------------------------------

     Promptly upon the occurrence of the Additional Collateral Effective Date, the Borrower shall negotiate in good faith such Additional Collateral Documents, and take such other related actions, as the Agent may reasonably request so as to create promptly following such Additional Collateral Effective Date a first priority perfected Lien in favor of the Agent, to secure the Credit

Party Obligations and subject only to Permitted Liens, in all Property of the Credit Parties not then constituting Collateral (except for Property the Agent reasonably deems to be non-material).

     7.16  Performance of Obligations.
           --------------------------

     Each of the Credit Parties will, and will cause each of its Subsidiaries to, perform in all material respects in accordance with customary trade practices all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound; provided, however, that such Credit Party or
                                    --------  -------
Subsidiary may contest any such obligation in good faith and by proper proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.

                                   SECTION 8

                              NEGATIVE COVENANTS
                              ------------------

     Each Credit Party hereby covenants and agrees that until such time as this Credit Agreement has been terminated in accordance with the terms of Section 11.13:

          8.1  Indebtedness.
               ------------

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b)  Indebtedness of the Borrower and its Subsidiaries set forth in
     Schedule 8.1 (and renewals, refinancings and extensions thereof on terms
     ------------
     and conditions no less favorable to such Person than such existing Indebtedness);

          (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided
                                                                     --------
     that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (d)  obligations of the Borrower in respect of Hedging
     Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (e) intercompany Indebtedness and Guarantees permitted under Section 8.6;

          (f) Indebtedness arising under the Senior Subordinated Note Indenture and the Senior Subordinated Notes;

          (g)  in addition to the Indebtedness otherwise permitted by this
     Section 8.1, other Indebtedness hereafter incurred by the Borrower or any of its Subsidiaries, provided that (i) the loan documentation with respect
                          --------
     to such Indebtedness shall not contain covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit Documents, (ii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a)-
     (c), (iii) the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 at any time and (iv) such Indebtedness is permitted under the Senior Subordinated Note Indenture.

          8.2  Liens.
               -----

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens in favor of the Agent to secure the Credit Party Obligations and, with respect to the Additional Collateral, obligations under the Borrower's senior note indentures listed on Schedule 8.1 to the
                                                           ------------
     extent required by the documentation therefor in effect as of the Closing Date;

          (b) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts
                                  --------
     not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (e) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within
                               --------
     30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

          (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

          (g) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c), provided that any such Lien attaches to
                                     --------
     such Property concurrently with or within 90 days after the acquisition thereof;

          (h) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

          (i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

          (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (k) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

          (l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (m) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (n) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (o) any interest of title of a buyer in connection with, and Liens arising from UCC financing statements relating to, a sale of receivables permitted by this Credit Agreement;

          (p)  Liens existing as of the Closing Date and set forth on Schedule
                                                                      --------
     8.2;
     ---

          (q) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any Subsidiary of the Borrower; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Subsidiary;

          (r) Liens on property existing at the time of acquisition of the property by the Borrower or any Subsidiary of the Borrower, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (s) Liens incurred in the ordinary course of business of the Credit Parties which are permitted under the Senior Subordinated Note Indenture with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding;

          (t) Liens created or assumed in the ordinary course of business of exploring for, developing or producing oil, gas or other minerals (including borrowings in connection therewith) on, or any interest in, or on any proceeds from the sale of, property acquired for such purposes, production therefrom (including the proceeds thereof), or material or equipment located thereon;

          (u) Liens arising from the pledge of any bonds, debentures, notes or similar instruments which are purchased and held by any remarketing agent for the account of, or as agent for, the Borrower; and

          (v) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (u); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien extended, renewed or replaced and shall not extend to any other Property of the Credit Parties other than such item of Property originally covered by such Lien or by improvement thereof or additions or accessions thereto.

          8.3  Nature of Business.
               ------------------

     The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

          8.4  Consolidation, Merger, Dissolution, etc.
               ---------------------------------------

          Except in connection with a Permitted Asset Disposition, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing
                             --------
provisions of this Section 8.4 but subject to the terms of Sections 7.11 and 7.12, (a) the Borrower may merge or consolidate with any of its Subsidiaries, provided that the Borrower shall be the continuing or surviving corporation, (b)
--------
any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower, (c) any Consolidated

Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Borrower, provided that such Credit Party shall be
                                      --------
the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under Section 8.5, (f) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition, provided that, if such transaction
                                         --------
involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

          8.5  Asset Dispositions.
               ------------------

          The Credit Parties will not permit any Consolidated Party to make any Asset Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of
Section 8.13, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in (i) all such -transactions after the Closing Date in which the Consolidated Parties prepay or retire Indebtedness with the proceeds received therefrom in accordance with clause (c) of the definition of Net Cash Proceeds shall not exceed $100,000,000, (ii) all such transactions after the Closing Date in which the Consolidated Parties use the proceeds received therefrom to make Eligible Reinvestments within the Application Period in accordance with the terms of this Credit Agreement shall not exceed $100,000,000 and (iii) all such other transactions after the Closing Date shall not exceed $100,000,000, (f) if such Asset Disposition is for consideration (cash and non-cash) in excess of $20,000,000, no later than five (5) Business Days prior to such Asset Disposition, the Borrower shall have delivered to the Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a)-(c) and (ii) notification from the Borrower in form and substance satisfactory to the Agent and specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, (g) the Credit Parties shall, to the extent required under this Credit Agreement, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to, as applicable, (i) prepay or retire debt in accordance with clause (c) of the definition of Net Cash Proceeds, (ii) make Eligible Reinvestments or (iii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(ii)(A) and (h) such Asset Disposition is permitted under the Senior Subordinated Note Indenture. Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

          Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

          8.6  Investments.
               -----------

          The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

          (a)   Investments consisting of cash and Cash Equivalents;

          (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

          (d)   Investments existing as of the Closing Date and set forth in
     Schedule 8.6;
     ------------

          (e) Investments consisting of advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $1,000,000 in the aggregate at any one time outstanding;

          (f)   Investments in any Credit Party;

          (g) any Eligible Reinvestment of the proceeds of any Involuntary Disposition as contemplated by Section 7.6(b) or of any Asset Disposition as contemplated by Section 8.5(g); or

          (h) Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (i) the Property acquired (or the
                                 --------
     Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.11 and/or Section 7.12,
     (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a)-(c) and (B) a certificate of an Executive Officer of the Borrower
     (1) demonstrating that, upon giving effect to such Acquisition, at least 90% of Consolidated EBITDDA for the most recently ended fiscal year period for each of the Consolidated Parties and the acquired Person or Property preceding the date of such Acquisition with respect to which the Agent shall have received the Required Financial Information has been audited in accordance with GAAP, in the case of the Borrower, as required by Section 7.1(a) and, in the case of the acquired Person or Property, by an independent certified public accountants of recognized national standing reasonably acceptable to the Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status or any other material qualifications or exceptions) and (2) to the extent that audited financial information for the acquired Person or Property is required under the terms of the foregoing clause (1), certifying that the quarterly financial statements with respect to the Person or Property acquired for each fiscal quarter period ending after the date of the last audit and immediately prior to the date of such Acquisition have been prepared in accordance with GAAP (subject to audit adjustments and the absence of footnotes) and reviewed by independent certified public accountants of recognized national standing reasonably acceptable to the Agent, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, (vii) after giving effect to such Acquisition, there shall be at least $25,000,000 of availability existing under the Revolving Committed Amount and (viii) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of any Capital Stock of the Borrower issued to the seller of the Capital Stock or Property acquired in such Acquisition and consideration consisting of the proceeds of any Equity Issuance by the Borrower consummated subsequent to the Closing Date and the proceeds of any Asset Disposition, or Involuntary Disposition consummated subsequent to the Closing Date) paid by the Consolidated Parties for all such Acquisitions occurring after the Closing Date shall not exceed $100,000,000; or

          (i) Investments by a Credit Party in Potlatch Employee Benefits Organization, Inc., Potlatch Foundation II and Potlatch Foundation for Higher Education, in each case in accordance with past practices of such Credit Party.

          8.7   Restricted Payments.
                -------------------

          The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (b) as permitted by Section 8.6, Section 8.8 or Section 8.9, (c) so long as such payments are permitted under the Senior Subordinated Note Indenture, (i) from the Closing Date until such time as the Borrower delivers a certificate of an Executive Officer of the Borrower demonstrating a Leverage Ratio of the Borrower of less than 3.0 to 1.0 for two consecutive fiscal quarters, together with the financial statements referred to in Section 7.1(a) or (b), as applicable, the Borrower shall be permitted to pay dividends to its shareholders in amount not to exceed $4,125,000 in each fiscal quarter plus additional one-time dividends
                                            ----
of the Borrower in an aggregate amount for all quarters not to exceed $16,500,000 during the term of this Agreement and (ii) from the date on which the Borrower delivers a certificate of a Responsible Officer of the Borrower demonstrating a Leverage Ratio of the Borrower of less than 3.0 to 1.0 for two consecutive fiscal quarters and thereafter, the Borrower may pay dividends to its shareholders as the Borrower may elect or (d) the purchase by the Borrower of up to 50,000 shares of its Capital Stock on or after September 28, 2001 pursuant to those certain put options of the Borrower set forth on Schedule 8.1.
                                                                   ------------

          8.8   Limitation on Actions with Respect to Other Indebtedness.
                --------------------------------------------------------

         No Credit Party will, nor will it permit any of its Subsidiaries to:

                  (a) (i) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Credit Documents) if such amendment or modification would add or change any terms in a manner materially adverse to the Lenders, or (ii) materially shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate or fees applicable thereto, or (iii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto, other than prepayments made by a Credit Party in connection with any Asset Disposition permitted under Section 8.5, in the amount necessary to prepay or retire any Indebtedness either secured by a Permitted Lien (ranking senior to any Lien of the Agent) on the related Property or incurred in connection with any Property that is disposed of in connection with such Asset Disposition;

                  (b) after the issuance thereof, amend or modify any of the terms of any Subordinated Indebtedness of such Person if such amendment or modification would (i) add or change any terms in a manner materially adverse to such Person or to the Lenders, (ii) materially shorten the final maturity or average life to maturity thereof, (iii) require any payment thereon to be made sooner than originally scheduled, (iv) increase the interest rate or fees applicable thereto or (v) change any subordination provision thereof in a manner adverse to the Lenders;

                  (c) make interest payments in respect of any Subordinated Indebtedness in violation of the applicable subordination provisions;

                  (d) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment in respect of any Subordinated Indebtedness;

                  (e) make (or give any notice with respect thereto) any redemption, acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness; or

                  (f) designate any other Indebtedness of such Person as "Designated Senior Debt" (as such term is used in the Senior Subordinated Note Indenture) other than Indebtedness designated as "Designated Senior Debt" as of the Closing Date and identified as such on Schedule 8.1.
            ------------

          8.9   Transactions with Affiliates.
                ----------------------------

          The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) intercompany transactions expressly permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7,
(d) normal compensation and reimbursement of expenses of officers and directors,
(e) agreements and arrangements entered into with employees of the Credit Parties in connection with termination of their employment therewith, and (f) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

          8.10  Fiscal Year; Organizational Documents.
                -------------------------------------

          The Credit Parties will not permit any Consolidated Party to (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) to the extent such change, amendment or modification could reasonably be expected to have a Material Adverse Effect.

          8.11  Limitation on Restricted Actions.
                --------------------------------

          The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Senior Subordinated Note Indenture and the Senior Subordinated Notes, in each case as in effect as of the Closing

Date, (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such
                                                  --------
restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction
                                         --------
contained therein relates only to the asset or assets subject to such Permitted Lien or (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale.

          8.12  Ownership of Subsidiaries.
                -------------------------

          Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section
8.4 or Section 8.5, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

          8.13  Sale Leasebacks.
                ---------------

          The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction.

          8.14  Capital Expenditures.
                --------------------

          From the Closing Date until such time as the Borrower delivers a certificate of an Executive Officer of the Borrower demonstrating a Leverage Ratio of the Borrower of less than 3.00 to 1.00 for two consecutive fiscal quarters, together with the financial statements referred to in Section 7.1(a) or (b), as applicable, the Credit Parties will not permit Consolidated Capital Expenditures to exceed for the following periods the amount set forth opposite such period:

           Period                                                 Amount

           July 1, 2001 through December 31, 2001               $25,000,000
           January 1, 2002 through December 31, 2002            $50,000,000
           January 1, 2003 through December 31, 2003            $100,000,000
           January 1, 2004 through December 31, 2004            $100,000,000
           January 1, 2005 through June 29, 2005                $50,000,000

plus the unused amount available for Consolidated Capital Expenditures under
----
this Section 8.14 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year or a portion thereof).

          8.15  No Further Negative Pledges.
                ---------------------------

          The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Agent (for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided
                                                                       --------
that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset
--------
or assets subject to such Permitted Lien and (c) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5, pending the consummation of such sale.

          8.16  Operating Lease Obligations.
                ---------------------------

          The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $35,000,000 in any fiscal year.

          8.17  Subsidiaries.
                ------------

          The Credit Parties will not create, acquire or permit to exist any (a) new Subsidiaries unless Section 7.12 hereof has been, or will be concurrently complied with, or (b) Foreign Subsidiaries to the extent that the revenue, assets and cash flows of the Foreign Subsidiaries would exceed in the aggregate 10% of the revenue, assets and cash flows of the Consolidated Parties on a consolidated basis.

                                   SECTION 9

                               EVENTS OF DEFAULT
                               -----------------

          9.1   Events of Default.
                -----------------

          An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an "Event of
                                                               --------
Default"):
-------
          (a)   Payment.  Any Credit Party shall
                -------

                (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b)   Representations. Any representation, warranty or statement
                ---------------
     made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c)   Covenants.  Any Credit Party shall
                ---------

                (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.8, 7.10, 7.11 or
          7.12 or Section 8;

                (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c) or (d) and such default shall continue unremedied for a period of at least 5 Business Days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent or any Lender; or

                (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days (or such longer period of time as may be provided for in the relevant Credit Document) after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Agent or any Lender; or

          (d)   Other Credit Documents. Except as a result of or in connection
                ----------------------
     with a dissolution, merger or disposition of a Subsidiary not prohibited by
     Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e)   Guaranties. Except as the result of or in connection with a
                ----------
     dissolution, merger or disposition of a Subsidiary not prohibited by
     Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.11) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.11) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

          (f)  Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to
               ---------------
     any Consolidated Party; or

          (g)  Defaults under Other Agreements.
               -------------------------------

               (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to the Consolidated Parties taken as a whole if such default could reasonably be expected to have a Material Adverse Effect; or

               (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) either (1) default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h)  Judgments. One or more judgments or decrees shall be entered
               ---------
     against one or more of the Consolidated Parties involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i)  ERISA. Any of the following events or conditions, if such event
               -----
     or condition could reasonably be expected to result in taxes, penalties, and other liabilities to any Consolidated Party in an aggregate amount greater than $10,000,000 in excess of any potential liability set forth on
     Schedule 6.12: (i) any "accumulated funding deficiency," as such term is
     -------------
     defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA;
     (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated

     Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
     Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j)  Senior Subordinated Debt Documentation. (i) There shall occur and
               --------------------------------------
     be continuing any "Event of Default" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Debt,
     (ii) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Debt" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other than the Credit Party Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the Senior Subordinated Note Indenture or any other documents evidencing or governing any Subordinated Indebtedness or (iv) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or

          (k)  Ownership.  There shall occur a Change of Control.
               ---------

          9.2  Acceleration; Remedies.
               ----------------------

     Upon the occurrence and during the continuance of an Event of Default, the Agent may or, upon the request and direction of the Required Lenders, shall, by written notice to the Credit Parties take any of the following actions:

          (a)  Termination of Commitments. Declare the Commitments terminated
               --------------------------
     whereupon the Commitments shall be immediately terminated.

          (b)  Acceleration. Declare the unpaid Credit Party Obligations
               ------------
     to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c)  Cash Collateral. Direct the Borrower to pay (and the Borrower
               ---------------
     hereby promises to pay, upon receipt of such notice) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d)    Enforcement of Rights. Enforce any and all rights and interests
                 ---------------------
     created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Agent or the Lenders, (i) the Commitments automatically shall terminate, (ii) all of the outstanding Credit Party Obligations automatically shall immediately become due and payable and (iii) the Borrower automatically shall be obligated (and hereby promises) to pay to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.


                                  SECTION 10

                               AGENCY PROVISIONS
                               -----------------

          10.1   Appointment and Authorization of Agent.
                 --------------------------------------

          (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "Agent" herein and in the other Credit Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all
                      --------  -------
     of the benefits and immunities (i) provided to the Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and
     (ii) as additionally provided herein with respect to the Issuing Lender.

          10.2   Delegation of Duties.
                 --------------------

     The Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          10.3   Liability of Agent.
                 ------------------

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

          10.4   Reliance by Agent.
                 -----------------

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

          10.5   Notice of Default.
                 -----------------

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Agent has received any such
     --------  -------
direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          10.6   Credit Decision; Disclosure of Information by Agent.
                 ---------------------------------------------------

     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable Requirements of Law relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          10.7   Indemnification of Agent.
                 ------------------------

     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Agent-Related Person, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's gross negligence or willful misconduct; provided, however, that
                                                         --------  -------
no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys fees and the allocated costs of internal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations hereunder and the resignation or replacement of the Agent.

          10.8   Agent in its Individual Capacity.
                 --------------------------------

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its

Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

          10.9   Successor Agent.
                 ---------------

     The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor administrative agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and Sections 11.4 and 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

          10.10  Other Agents; Lead Managers.
                 ---------------------------

     None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent", "documentation agent", "co-agent" or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

          11.1   Notices.
                 -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such
                          ---------------
party may specify by written notice to the other parties hereto:

     if to any Credit Party:

               Potlatch Corporation
               601 West Riverside Avenue, Suite 1100
               Spokane, WA 99201
               Attn:  Vice President of Finance and Chief Financial Officer
               Telephone:  (509) 835-1550
               Telecopy:    (509) 835-1565

     With a copy to:

               Potlatch Corporation
               601 West Riverside Avenue, Suite 1100
               Spokane, WA 99201
               Attn:  General Counsel
               Telephone:  (509) 835-1527
               Telecopy:    (509) 835-1561

     if to the Agent:

     For payments:

               Bank of America, N.A.
               1850 Gateway Boulevard
               Concord, California 94520
               Attention: Agency Administrative Services
               ABA#  111000012
               Account #:  3750836479
               Reference:  Potlatch Corporation

     For Notices of Borrowing and Notices of Extension/Conversion

               Bank of America, N.A.
               Agency Administrative Services
               1850 Gateway Boulevard, 5th Floor
               Mail Code:  CA4-706-05-09
               Concord, California 94520
               Attention:  Mark Garcia
               Telephone:  (925) 675-8416
               Telecopy:  (888) 969-2297

     For Letter of Credit Applications:

               Bank of America, N.A.
               Attn: Sandra Leon
               Trade Finance - Standby Letters of Credit
               Mail Code: CA9-703-19-23
               333 South Beaudry Street
               Los Angeles, CA 90071
               Telephone:  (213) 345-5231
               Telecopy:  (213) 345-0265

     For all other notices:

               Bank of America, N.A.
               San Francisco Credit Products
               Mail Code:  CA5-705-12-12
               555 California Street - 12/th/ Floor
               San Francisco, California 94104
               Attn:  Kevin Sullivan
               Telephone:  (415) 622-4567
               Telecopy:  (415) 622-4585

               11.2    Right of Set-Off; Adjustments.
                       -----------------------------

               Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that
                                                      --------  -------
the failure to give such notice shall not affect the validity of such set-off and application. The rights of each

Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          11.3   Successors and Assigns.
                 ----------------------

          (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Credit Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

          (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), its Participation Interests) at the time owing to it); provided that (i) except in the case of an assignment of the
                   --------
     entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent, shall not be less than $5,000,000 in the case of any assignment of a Revolving Commitment, or $1,000,000, in the case of any assignment of a Term Loan, unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non pro rata basis, and (iii) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.11, 3.12 and 11.5). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at is address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The
                                                                 --------
     entries in the Register shall be conclusive absent manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Credit Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may, without the consent of, or notice to, the
     Credit Parties or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                        -----------
     rights and/or obligations under this Credit Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender's Participation Interests) owing to it); provided that (i) such Lender's
                                            --------
     obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided
                                                                       --------
     that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant,
     (iii) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or 8.5, release all or substantially all of the Guarantors from their obligations under the Credit Documents or (iv) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral. Subject to subsection
     (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a

     Lender, provided such Participant agrees to be subject to Section 3.14 as
             --------
     though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.7 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that is not a United States person under Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any
     --------
     of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.3(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

          (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder (subject to the consent of such Lender so appointed); provided, however,
                                                           --------  -------
     that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund their Participation Interests pursuant to Section 2.2).

          (i) (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special
                         ------------------
          purpose funding vehicles (each, an "SPV"), identified as such in
                                              ---
          writing from time to time by the Designating Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Credit

          Agreement; provided that (A) nothing herein shall constitute a commitment by any SPV to make any Loan, (B) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitments hereunder and (D) each such SPV would satisfy the requirements of Section 3.11 if such SPV was a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent as a Loan made by, and as if such Loan were made by, such Designating Lender.

               (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Credit Agreement; provided, however that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any related documents), including, without limitation, any Notice of Borrowing and any Notice of Extension/Conversion, and to exercise on such SPV's behalf, all of such SPV's voting rights under this Credit Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

               (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Designating Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding prior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.

               (iv) In addition, notwithstanding anything to the contrary contained in this Section 11.3 or otherwise in this Credit Agreement, any SPV may (A) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender (or to any other SPV of such Designating Lender) or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV.

          This Section 11.3 may not be amended without the written consent of any Designating Lender affected thereby.

          11.4  No Waiver; Remedies Cumulative.
                ------------------------------

     No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          11.5  Expenses; Indemnification.
                -------------------------

          (a) The Credit Parties jointly and severally agree to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with any work-out or restructuring relating to the Credit Facilities or any enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the Credit Documents.

          (b) The Credit Parties jointly and severally agree to indemnify and hold harmless each Agent-Related Person and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, trustees and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each
                                                    -----------------
     case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against any Agent-Related Party, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

          (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Credit Party Obligations and the termination of the Commitments hereunder.

          11.6  Amendments, Waivers and Consents.
                --------------------------------

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Lenders, provided, however, that:

          (a) without the written consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to

               (i) extend any Commitment or the scheduled payment date or the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Loan, or any portion thereof,

               (ii) reduce the rate or extend the time of payment of interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or of any Fees ,

               (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                (v) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5 or a release of the Collateral pursuant to Section 11.18, release all or substantially all of the Collateral,

                (vi) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                (vii)  amend, modify or waive any provision of Section 3.13,

                (viii) amend, modify or waive any provision of this Section 11.6, provided that the class vote provisions of Section 11.6 can be amended by written approval of each class (without the need for the approval of each member of each class),

                (ix) reduce any percentage specified in the definition of Required Lenders, or

                (x) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

          (b) without the written consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments (and Participation Interests therein) (or if the Revolving Commitments have been terminated, the outstanding Revolving Loans (and Participation Interests therein, including the Participation Interests of the Issuing Lender in any Letters of Credit)), no Default or Event of Default may be waived for purposes of Section 5.2(d);

          (c) without the written consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Term Loan (and Participation Interests therein), (i) Section 3.15 may not be amended, changed, waived, discharged or terminated so as to alter the manner of application of any payment in respect of the Credit Party Obligations or proceeds of Collateral, (ii) Section 3.3(b)(v) may not be amended, changed, waived, discharged or terminated so as to alter the manner of application of proceeds of any mandatory prepayment required by
     Section 3.3(b)(ii), (iii) or (iv) hereof and, (iii) except in the case of a decrease in the Term Loan Prepayment Fee, in which case the written consent of 100% of such Lenders shall be required no provision of Section 3.5(e) may be amended, changed, waived, discharged or terminated and (iv) the scheduled dates and amounts for amortization payments set forth in Section 2.3(d) may not be amended, changed, waived, discharged or terminated;

          (d) without the written consent of the Agent, no provision of Section 10 may be amended, changed, waived, discharged or terminated; and

          (e) without the written consent of the Issuing Lender, no provision of Section 2.2 may be amended, changed, waived, discharged or terminated.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
     Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

          11.7  Counterparts.
                ------------

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

          11.8  Headings.
                --------

     The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

          11.9  Survival.
                --------

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of
Section 11.13(b).

          11.10  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                 -----------------------------------------------------------
Jury Trial.
----------

          (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit

     Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          11.11  Severability.
                 ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

          11.12  Entirety.
                 --------

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements (including the Credit Agreement dated November 18, 1999, as amended, between the Borrower, the financial institutions party thereto, and Bank of America, N.A., as administrative agent) and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

          11.13  Binding Effect; Termination.
                 ---------------------------

          (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Agent and each Lender and their respective successors and assigns.

          (b) The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.

          11.14  Confidentiality.
                 ---------------

     Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.14, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to Credit Party Obligations; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.14 or
(ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Consolidated Parties; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Credit Parties
          -----------
relating to the Consolidated Parties or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Consolidated Parties; provided that, in the
                                                       --------
case of information received from the Consolidated Parties after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          11.15  Source of Funds.
                 ---------------

     Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

          (a) the source is an insurance company's general asset account (as defined in Prohibited Transaction Class Exemption ("PTE") 95-60, 60 Fed. Reg. 35,925 (1995)), and (i) to the extent the assets in such account support any policy issued by such insurance company before January 1, 1999, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA, and (ii) if the assets in such account support any policy issued on or after January 1, 1999, the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of any employee benefit plan does not exceed 10% of the total reserves and liabilities of such account (as determined in accordance with PTE 95-60, excluding any separate account liabilities, but including any applicable surplus) (and, for purposes of this clause (a), all employee benefit plans maintained by the same employer, affiliate thereof or employee organization are deemed to be a single plan);

          (b) the source is an insurance company's pooled separate account (as defined in PTE 90-1, 54 Fed. Reg. 31,092 (1989)) or a bank's collective investment fund (as defined in PTE 91-38, 56 Fed. Reg. 4,856 (1991)) and the Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account or fund exceed 10% of the total assets of such account (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer, affiliate thereof or employee organization are deemed to be a single plan);

          (c)  the source is a governmental plan;

          (d) the source is one or more employee benefit plans that the Lender has identified in writing to the Borrower; or

          (e) the source does not include assets of any employee benefit plan that is not exempt from the coverage of ERISA.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          11.16  Regulation D.
                 ------------

          Each of the Lenders hereby represents and warrants to the Borrower that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans on the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.

          11.17  Conflict.
                 --------

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

          11.18  Credit Improvement Date.
                 -----------------------

     Upon the occurrence of a Credit Improvement Date, at the request of the
Borrower:

          (a) the pledges and grants of security interests pursuant to the Collateral Documents and the covenants and the agreements contained therein, shall no longer be effective and shall otherwise cease and be of no further force and effect; and

          (b) the Agent shall, at the expense of the Borrower, deliver such documentation as is reasonably necessary to evidence the release of the Agent's security interest in the Collateral, including, without limitation, terminations of UCC financing statements, mortgages and security agreements, reconveyances, and the return of stock certificates, if any.

                          [Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                               POTLATCH CORPORATION
--------
                                        By:  /s/ Ralph M. Davisson
                                            ------------------------
                                        Name:   Ralph M. Davisson
                                               ---------------------
                                        Title:  Vice President
                                               ---------------------


                          [signature pages continue]
                           ------------------------

SUBSIDIARY
----------
GUARANTORS:                             DULUTH & NORTHEASTERN RAILROAD CO.
----------
                                        By:  /s/ Malcolm A. Ryerse
                                            ----------------------------------
                                        Name:  Malcolm A. Ryerse
                                              --------------------------------
                                        Title:  Secretary
                                               -------------------------------


                                        THE PRESCOTT AND NORTHWESTERN
                                        RAILROAD COMPANY

                                        By:  /s/ Malcolm A. Ryerse
                                            ----------------------------------
                                        Name:  Malcolm A. Ryerse
                                              --------------------------------
                                        Title:  Secretary and Ass't Treasurer
                                               -------------------------------


                                        ST. MARIES RIVER RAILROAD COMPANY

                                        By:  /s/ Malcolm A. Ryerse
                                            ----------------------------------
                                        Name:  Malcolm A. Ryerse
                                              --------------------------------
                                        Title:  Secretary and Ass't Treasurer
                                               -------------------------------


                                        WARREN AND SALINE RIVER RAILROAD
                                        COMPANY

                                        By:  Malcolm A. Ryerse
                                            ----------------------------------
                                        Name:  Malcolm A. Ryerse
                                              --------------------------------
                                        Title:  Secretary and Ass't Treasurer
                                               -------------------------------

                          [signature pages continue]
                           ------------------------

LENDERS                                 BANK OF AMERICA, N.A.
-------                                 individually in its capacity as Lender

                                        By:  /s/ Kevin Sullivan
                                            ----------------------
                                        Name:
                                              --------------------
                                        Title:
                                               -------------------

                          [signature pages continue]
                           ------------------------

AGENT:                                 BANK OF AMERICA, N.A.
------                                 in its capacity as Agent

                                       By:  /s/ Kevin Sullivan
                                            ----------------------
                                       Name:  Kevin Sullivan
                                              --------------------
                                       Title:  MANAGING DIRECTOR
                                               -------------------

                          [signature pages continue]
                          --------------------------

                                        WELLS FARGO BANK, N.A.

                                        By:  /s/ Steven Anderson
                                            -------------------------
                                        Name:  Steven J. Anderson
                                              -----------------------
                                        Title:  SVP
                                               ----------------------


                                        By:  /s/ Meggie A. Chichioco
                                            -------------------------
                                        Name: /s/ Meggie A. Chichioco
                                              -----------------------
                                        Title:  VP
                                               ----------------------

                          [signature pages continue]
                           ------------------------

                                        WACHOVIA BANK, N.A.

                                        By:  /s/ Shawn Janko
                                            ----------------------
                                        Name:  Shawn Janko
                                              --------------------
                                        Title:  Vice President
                                               -------------------

                          [signature pages continue]
                           ------------------------

                                        NORTHWEST FARM CREDIT SERVICES, PCA

                                        By:  /s/ Jim D. Allen
                                            ---------------------
                                        Name:  Jim D. Allen
                                              -------------------
                                        Title:  Vice President
                                               ------------------

                          [signature pages continue]
                           ------------------------

                                    TRANSAMERICA BUSINESS CAPITAL CORPORATION

                                    By:  /s/ Stephen K. Goetschius
                                        ---------------------------
                                    Name:  Stephen K. Goetschius
                                          -------------------------
                                    Title:  Senior Vice President
                                           ------------------------

                                   THE BANK OF NOVA SCOTIA

                                   By:  /s/ Patrik Norris
                                       ---------------------------
                                   Name:  /s/ Patrik Norris
                                         -------------------------
                                   Title:   Director
                                          ------------------------

                                   COBANK, ACB

                                   By:  /s/ Brian J. Klatt
                                       ---------------------------
                                   Name:  Brian J. Klatt
                                         -------------------------
                                   Title:   Vice President
                                          ------------------------